                                                                    Exhibit 10.2

*** CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                    AGREEMENT

                                       FOR

        SATELLITE MODEM, WILDBLUE SATELLITE TERMINAL AND SATELLITE MODEM
                               TERMINATION SYSTEM

                      DEVELOPMENT, PRODUCTION AND PURCHASE

                                 BY AND BETWEEN

                          WILDBLUE COMMUNICATIONS, INC.

                                       AND

                                  VIASAT, INC.

                       EFFECTIVE AS OF DECEMBER 12, 2001.





                  ViaSat and WildBlue Confidential Information

                               TABLE OF CONTENTS.

1.      CONSTRUCTION AND INTERPRETATION......................................................1

2.      DEFINITIONS..........................................................................2

3.      CONTRACT DOCUMENTS; POST EXECUTION MATTERS...........................................8

4.      TERM AND EXCLUSIVITY.................................................................8

5.      RESPONSIBILITIES.....................................................................9

        5.1.   Statement of Work.............................................................9

        5.2.   WildBlue Responsibilities.....................................................9

        5.3.   Contractor Responsibilities..................................................10

        5.4.   Milestone and Deliverables...................................................11

        5.5.   Failure to Achieve Milestones................................................13

6.      TESTING AND QUALITY ASSURANCE.......................................................13

        6.1.   Acceptance Testing...........................................................13

        6.2.   Quality Assurance............................................................15

7.      PHYSICAL APPEARANCE AND BRANDING....................................................15

        7.1.   Physical Appearance..........................................................15

        7.2.   SM Marks.....................................................................15

        7.3.   Use of Contractor Marks......................................................16

        7.4.   Dispute Resolution...........................................................16

8.      ORDERING............................................................................16

        8.1.   Orders Generally.............................................................16

        8.2.   Order and Delivery Forecast..................................................17

        8.2.   Order and Delivery Forecast..................................................17

        8.3    Initial WildBlue Satellite Terminals Order...................................17

        8.4.   Initial SMTS Order...........................................................17

        8.5    Orders from Affiliates and Authorized Resellers..............................17

        8.6.   Shortfalls and Cancellation of WildBlue SM Orders............................17

        8.7.   SM or WildBlue Satellite Minimum Order Quantity..............................18

9.      SHIPPING AND RELATED MATTERS........................................................18

        9.1.   Serial Numbers...............................................................18

        9.2.   Packing and Packaging........................................................19

        9.3.   Delivery and Storage.........................................................19

10.     LICENSES, PROPRIETARY RIGHTS .......................................................19



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                                                                               i

        10.1.  Ownership....................................................................19

        10.2.  Grants of Licenses to Contractor.............................................20

        10.3.  Grant of Licenses to WildBlue................................................21

        10.4.  Software Licenses and Rights.................................................22

        10.5.  Documentation................................................................22

        10.6.  Open Standard................................................................23

        10.7.  Contractor's Rights of Sale to Other Service Providers and End Users.........23

11.     TRAINING............................................................................23

        11.1.  Training.....................................................................23

12.     RESERVED............................................................................24

13.     PROGRAM MANAGEMENT..................................................................24

14.     CONTRACTOR'S USE OF SUBCONTRACTORS AND MANUFACTURING FACILITY.......................24

15.     FORCE MAJEURE AND DELAYS............................................................26

        15.1.  Force Majeure................................................................26

        15.2.  Excusable Delay..............................................................27

        15.3. Delay Due to Launch or Satellite Failure......................................27

16.     PRICES..............................................................................27

        16.1.  General......................................................................27

        16.2.  WildBlue Satellite Terminal Prices by Configuration..........................28

        16.3   SMTS Pricing ................................................................28

        16.4.  Most Favored Customer........................................................28

        16.5.  Taxes........................................................................28

17.     WILDBLUE PAYMENTS TO CONTRACTOR AND INVOICING.......................................29

        17.1.  Payments.....................................................................29

        17.2.  Initial Option Payment.......................................................29

        17.3.  Payments to WildBlue.........................................................29

        17.4.  Invoicing....................................................................30

        17.5.  Payment Due..................................................................30

        17.6   Right to Change Payment Arrangement..........................................31

        17.7   Disputed Changes ............................................................31

18.     INFORMATION; CONFIDENTIALITY........................................................32

        18.1.  Contractor Information.......................................................32



                        ViaSat and WildBlue Confidential
                                                                              ii

        18.2.  WildBlue Information.........................................................32

        18.3.  Confidentiality..............................................................33

19.     WARRANTIES AND TECHNICAL SUPPORT....................................................35

        19.1.  Pass-Through Warranties......................................................35

        19.2.  Warranty.....................................................................35

        19.3.  Monthly Reports..............................................................36

        19.4.  Epidemic Failures............................................................37

        19.5.  Ownership or Use.............................................................37

        19.6.  Disclaimer...................................................................37

        19.7.  Technical Support............................................................37

20.     INDEMNITIES.........................................................................37

        20.1.  Indemnity by Contractor......................................................37

        20.2.  Indemnity by WildBlue........................................................38

        20.3.  Intellectual Property Infringement...........................................39

        20.4.  Indemnification Procedures...................................................39

        20.5.  Subrogation..................................................................40

21.     LIABILITY...........................................................................40

22.     DISPUTE RESOLUTION..................................................................40

        22.1.  Informal Dispute Resolution..................................................40

        22.2.  Arbitration..................................................................41

        22.3.  Injunctive Relief............................................................42

        22.4.  Venue and Jurisdiction.......................................................42

23.     TERMINATION.........................................................................42

        23.1.  Termination for Cause........................................................42

        23.2.  Termination for Convenience..................................................44

        23.3.  Effect of Termination or Expiration; Wind Down...............................45

24.     LIMITATION OF LIABILITY.............................................................45

25.     GENERAL.............................................................................46

        25.1.  Binding Nature and Assignment................................................46

        25.2.  Entire Agreement.............................................................46

        25.3.  Compliance with Laws and Standards...........................................46

        25.4.  Notices......................................................................46

        25.5.  Counterparts.................................................................47



                        ViaSat and WildBlue Confidential
                                                                             iii

        25.6.  Relationship of Parties......................................................47

        25.7.  Severability.................................................................47

        25.8.  Consents and Approval........................................................47

        25.9.  Waiver of Default; Cumulative Remedies.......................................48

        25.10. Survival.....................................................................48

        25.11. Public Disclosures...........................................................48

        25.12. Third Party Beneficiaries....................................................48

        25.13. Amendment....................................................................48

        25.14. Incorporation by Reference and Order of Precedence...........................48

        25.15. Governing Law................................................................49

        25.16. Covenant of Good Faith.......................................................49

        25.17. Authorization................................................................49


                        ViaSat and WildBlue Confidential
                                                                              iv

                               LIST OF SCHEDULES.

1.      Satellite Modem Product Description

2.      WildBlue Radio Frequency Interface Specification

3.      WildBlue Product Phasing Document, version 1, July 20, 2001

4.      IDU/ODU Interface Specification

5.      WildBlue Responsibilities

6.       Reserved

7.       Reserved

8.      Minimum Order Commitment and Maximum Capacity Commitment

9.      WBST/WBSM Order and Delivery Forecast

10.     Labor Rates

11.     WildBlue Satellite Terminal Pricing Schedule

12.     Contractor's Marks

13.     Technical Support, Warranty Support and Maintenance

14.     Post Warranty Support and Maintenance

15.     Documentation Reproduction Guidelines

16.     Warranty Related Fee Schedule

17.     Reserved

18.     Reserved

19.     SMTS Production Price Schedule

20.     SMTS Initial Production Order Delivery Schedule and Forecast

21.     Product Description of the SMTS

22.     SMTS Technical Support, Warranty Support and Maintenance

23.     SMTS Post Warranty Support and Maintenance


                        ViaSat and WildBlue Confidential
                                                                               v

                                  AGREEMENT FOR
        SATELLITE MODEM, WILDBLUE SATELLITE TERMINAL AND SATELLITE MODEM
       TERMINATION SYSTEM DEVELOPMENT, PRODUCTION AND PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          WILDBLUE COMMUNICATIONS, INC.

                                       AND

                                  VIASAT, INC.

        This Agreement for the Satellite Modem, WildBlue Satellite Terminal and Satellite Modem Termination System Development, Production and Purchase Agreement, including those Schedules and Attachments attached hereto (the "AGREEMENT"), effective as of the Effective Date, is entered into by and between WildBlue Communications, Inc., a Delaware corporation with offices located at 4600 South Syracuse, Suite 500, Denver, CO 80237 ("WILDBLUE"), and ViaSat, Inc., a Delaware corporation with offices located at 6155 El Camino Real, Carlsbad, California 92009 ("CONTRACTOR"). As used in this Agreement, "PARTY" means either WildBlue or Contractor, as appropriate, and "PARTIES" means WildBlue and Contractor.

        WHEREAS, the Parties entered into a Satellite Modem ("SM") Development, Production and Purchase Agreement with an Effective Date of March 5, 2001 (the "SM AGREEMENT");

        WHEREAS, the Parties entered into a Satellite Modem Transmission System ("SMTS") Development, Production and Purchase Agreement with an Effective Date of June 22, 2001 (the "SMTS AGREEMENT");

        WHEREAS, the Parties desire to terminate the SM Agreement and SMTS Agreement ("PRIOR AGREEMENTS") concurrently with entering into this Agreement, which shall supersede the Prior Agreements;

        WHEREAS, WildBlue desires to procure WildBlue Satellite Terminals ("WBST"), SMs and SMTS and Contractor desires to sell such pursuant to the terms and conditions of this Agreement;

        WHEREAS, WildBlue has requirements to support *** (defined below) and WildBlue requires that Contractor support the WildBlue's requirements to; *** and,

        WHEREAS, WildBlue has entered into an agreement with Telesat Canada to license all of the U.S. capacity on Anik F2, and the Parties desire to enter into a Service Agreement, wherein, Contractor is to be provided a portion of the satellite capacity licensed to WildBlue, if any, on Anik F2, if and when such satellite is launched.

        NOW THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:



                        ViaSat and WildBlue Confidential

1.      CONSTRUCTION AND INTERPRETATION

        1.1. Terms other than those defined in this Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the satellite telecommunications technology products and services industries shall be interpreted in accordance with their generally known meanings.

        1.2. Unless the context otherwise requires, words importing the singular include the plural and vice-versa.

        1.3. References to an "Article," "Section" and "Subsection" shall be references to an article, section, or subsection of this Agreement, unless otherwise specifically stated.

        1.4. References to this Agreement and the words "herein," "hereof," "hereto," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or Subsection.

        1.5. The Article, Section and Subsection headings in this Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Agreement.

        1.6. The word "including" and words of similar import (such as "include" and "includes") mean "including, but not limited to."

        1.7. A reference to "days" means calendar days, unless otherwise specifically stated in a reference. A reference to a monthly "date" is the last day of the month unless another day is specified.

2.      DEFINITIONS

        As used in this Agreement, the following defined terms shall have the meanings set forth below. Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

        2.1. "AFFILIATE" means, with respect to a Party, any person or entity Controlling, Controlled by or under common Control with such entity (but only as long as such person or entity meets these requirements).

        2.2. "ANIK F2" means the Anik F2 satellite to be owned and operated by Telesat Canada.

        2.3. "AUTHORIZED RESELLER" means a person or entity that is authorized by WildBlue to buy SMs from Contractor for use with the WildBlue System.

        2.4. "CHASSIS" means one rack mountable enclosure with a minimum of a functioning and deployable single Downstream and eight Upstreams.

        2.5. "CONTRACTOR BACKGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, developed by or for Contractor prior to the Effective Date or developed by or for Contractor at any time independent of this Agreement, exclusive of Contractor Foreground Information developed under the Prior Agreements. Contractor Background Information expressly excludes all Third Party Information.



                        ViaSat and WildBlue Confidential

        2.6. "CONTRACTOR FOREGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, developed by or for Contractor in connection with the development of WBSTs, SMs or SMTSs under this Agreement or Prior Agreements, excluding Joint Foreground Information.

        2.7. "CONTROL" and its derivatives mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting stock, by contract or otherwise.

        2.8. "DEFECT" means any failure of an WBST, SM, or SMTS including any components thereof (but excluding failures of any third party components provided by WildBlue), to operate in conformance with the applicable Specification.

        2.9. "DELIVERABLES" means the WBST, SM or SMTS ("Products") and services set forth in this Agreement, including, without limitation, all incidental related products and services, provided by Contractor under this Agreement.

        2.10. "DOCUMENTATION" means documentation required to be prepared and delivered by Contractor under this Agreement.

        2.11. "DOWNSTREAM" means the hardware element within an SMTS that enables a communication channel to send data from a SMTS to the satellite modem.

        2.12. "DPM" means that version of the DOCSIS Processor Module as described in the SMTS Product Description (Schedule 21).

        2.13. "DYNAMIC PHYSICAL LAYER DOWNSTREAM" means a Downstream supporting dynamic selection of modulation and coding parameters on a frame by frame basis.

        2.14.   "EFFECTIVE DATE" means December 12, 2001.

        2.15. "END USER" means a person or entity (other than WildBlue, Authorized Resellers or Service Providers) that purchases (other than for resale or distribution) an SM or SMTS for use outside the WildBlue System.

        2.16. "ESCROW AGREEMENT" means the Escrow Agreement in the form and on the terms set forth and established between the Parties pursuant to the purchase of certain goods from WildBlue.

        2.17. "FEATURE" means a function, innovation or performance improvement to the SMs that is made generally available to any User. New Features may be offered by Contractor to WildBlue separately or bundled. The term "Feature" does not include Point Releases or Software Patches, or hardware or software changes which correct and/or fix Defects in such current release.

        2.18. "HARDWARE" means the hardware components of WBSTs, SMs or SMTSs, excluding any Software.

        2.19.   "INITIAL WILDBLUE SATELLITE TERMINAL ORDER" is defined in
                Section 8.3 below.



                        ViaSat and WildBlue Confidential

        2.20. "INITIAL SMTS ORDER" means those SMTS units and components set forth in Schedule 19, SMTS Initial Order Delivery Schedule.

        2.21.   "INITIAL SMTS DELIVERY" is defined in Schedule 19.

        2.22. "INTELLECTUAL PROPERTY RIGHTS" means any and all rights in the following:

                (a)     patents whether registered or unregistered;

                (b) inventions whether or not capable of protection by patent or registration;

                (c) rights in commercial information and technical information, including know-how, research and development data, manufacturing methods and data, specifications and drawings, formulas, trade secrets, algorithms, prototypes and research materials;

                (d) copyrights (including without limitation any application, registration or renewal related thereto), registered designs or design rights (whether or not capable of protection by registration), trademarks (whether registered or unregistered, including without limitation service marks, logos, sound logos, certification marks, and trade names, together with any applications, registrations and renewals for any of the foregoing and the goodwill associated with each), domain names, mask work rights, database rights, and moral rights;

                (e) applications for the grant of rights of the foregoing descriptions;

                (f) rights of a similar or analogous nature to any of the foregoing whether in existence now or in the future and wherever located in the world.

        2.23. "INTERFACE SPECIFICATION" means the written specifications defined in Schedules 2 and 4 in effect as of the Effective Date, excluding Specification Embodiment and IS Background Information.

        2.24. "IS BACKGROUND INFORMATION" means that Contractor Background Information developed by Contractor prior to the Effective Date or developed by or for Contractor at any time independent of this Agreement, exclusive of IS Foreground Information developed under the Prior Agreements that is incorporated into or essential to the application of the Interface Specification, and all Intellectual Property Rights therein, but shall not include Specification Embodiment.

        2.25. "IS FOREGROUND INFORMATION" means that Contractor Foreground Information developed by Contractor prior to the delivery of the March 15, 2002 Deliverable specified in Section 5.4(a), *** in the course of performance of this Agreement or the Prior Agreements that relates to the Interface Specification, and all Intellectual Property Rights therein, but shall not include Specification Embodiment.

        2.26. "JOINT FOREGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, jointly developed by Contractor and WildBlue in connection with the development of SMs and SMTSs under this Agreement or the Prior



                        ViaSat and WildBlue Confidential

                Agreements. The determination of whether Contractor and WildBlue are joint authors for copyrightable foreground information or joint inventors for patentable foreground information shall be based on federal copyright and federal patent law respectively.

        2.27. "LEGAL REQUIREMENTS" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, directions and requirements of all governmental agencies applicable to or required in connection with the SMs, WBST or SMTSs.

        2.28. "LIEN" means any lien (including subcontractor and other mechanic liens), imperfection in title, security interest, claim, charge, restriction or other encumbrance.

        2.29. "LOSSES" means all losses, costs, expenses, liabilities and damages reasonably incurred resulting from or relating to under any settlement, litigation or final judgment, and all related reasonable costs and expenses, including reasonable legal fees, fines, interest and penalties.

        2.30.   "MAJOR COMPONENT" is defined in Section 14.

        2.31.   "MAJOR COMPONENT VENDOR" is defined in Section 14.

        2.32. "MAJOR RELEASE" means the issue of Software and any superseding issue thereof which adds new Features or functionality to, or substantially enhances, the existing Software. A Major Release may also correct defects in earlier releases.

        2.33. "MARK" means any trademark, service mark, trade name, domain name, logo or other indicia of source or origin of a product or service.

        2.34. "MILESTONE PAYMENT" means an NRE Payment (as defined in Section 17.1) made by WildBlue to Contractor in accordance with Section
                17.2 below upon the achievement by Contractor of certain Milestones and Acceptance by WildBlue of the corresponding Milestone.

        2.35.   "MILESTONES" is defined in Section 5.4.

        2.36.   "NRE PAYMENT" is defined in Section 17.1.

        2.37. "ORDER" means a purchase order issued by WildBlue to Contractor confirming the purchase of WBSTs, SMs or SMTSs and providing carrier, shipping destination and other similar information.

        2.38. "OUT-OF-BOX FAILURE" means the inoperability of any SM or WBST or failure of any SM or WBST to operate in accordance with the applicable Specification either (a) if initially tested after delivery to WildBlue but before initial installation, or (b) failure to so operate during the two (2) day period immediately following such initial installation. Out-of-Box failure does not include failure of any third party components provided by WildBlue.



                        ViaSat and WildBlue Confidential
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


        2.39. "POINT RELEASE" means a reissue of the existing Software which revises or improves the Software with which it is associated; a Point Release may also correct and/or fix defects in the current release of Software.

        2.40. "PRICE" means the price of an SM, WBST or SMTS to WildBlue as set forth on Schedule 11 and Schedule 19 respectively, FOB those Contractor's designated sites in the contiguous United States.

        2.41. "SATELLITE TERMINAL" means a version of satellite terminal other than a WBST, generally based upon customer premise equipment that consists of a satellite modem, outdoor antenna, Ka-band transceiver, standard alignment/mounting/grounding hardware, cable from modem to dish, and power supply(s).

        2.42. "SERVICE PROVIDER" means persons or entities other than WildBlue, Authorized Resellers, or End Users that acquire SMs from Contractor and resell or distribute such SMs.

        2.43. "SM" means the satellite modem, designed, developed and manufactured by Contractor substantially in accordance with the applicable Specification and as authorized under the terms and conditions of this Agreement, and any other substantially similar satellite modem in design and function manufactured by or for Contractor.

        2.44. "SM-A" means that version of the SM whose functions are described in the SM Product Description (Schedule 1), and
                Schedule 11, the WildBlue Satellite Terminal Pricing Schedule with the exception of support for dynamic multi-rate downstream PHY operation.

        2.45. "SM-B" means that version of the SM Satellite Modem whose functions are described in the SM Product Description (Schedule
                1).

        2.46. "SMP" means that version of the Satellite MAC/PHY daughtercard as described in the SMTS Product Description (Schedule 21).

        2.47. "SMTS" means the satellite modem termination system, designed, developed and manufactured by or for Contractor substantially in accordance with the applicable Specification for use in the WildBlue System and as authorized under the terms and conditions of this Agreement, and any other satellite modem termination system substantially compliant with the WildBlue RFI (as defined in Schedule 2) in design and function manufactured by or for Contractor. Unless otherwise expressly stated herein, the obligations of Contractor under this Agreement apply only to SMTS(s) which are provided to WildBlue by Contractor hereunder.

        2.48. "SMTS-A" means that version of the SMTS whose functions are described in the SMTS Product Description (Schedule 21), with the exception of support for dynamic multi-rate downstream PHY operation.

        2.49. "SMTS-B" means that version of the SMTS whose functions are described in the SMTS Product Description (Schedule 21).



                        ViaSat and WildBlue Confidential

        2.50. "SOFTWARE" means the machine readable computer programs (including firmware, files, databases, interfaces, documentation and other materials related thereto, any third party Software sublicensed by Contractor hereunder), as such Software is revised, upgraded, updated, corrected, modified, and enhanced from time-to-time and provided to WildBlue pursuant to this Agreement.

        2.51. "SOFTWARE PATCHES" means Software that corrects or removes a reproducible anomaly or "bug," whether or not such anomaly applies to software furnished to WildBlue under this Agreement. Software Patches do not include Point Releases or Major Releases, and do not represent an upgrade to or enhancement of existing Software specifications.

        2.52. "SPECIFICATION" means, with respect to each Product, those functional, performance and other requirements specified for such Product. For the Products, the Specification includes the following documents as may be amended from time to time in accordance with the terms of this Agreement:

                (a)     Satellite Modem Product Description (set forth in
                        Schedule 1)

                (b) WildBlue Radio Frequency Interface Specification (set forth in Schedule 2)

                (c)     SM/SMTS Functional Specification (set forth in Schedule
                        3)

                (d)     IDU/ODU Interface Specification (set forth in Schedule
                        4)

                (e)     Product Description SMTS(set forth in Schedule 21)

        2.53. "SPECIFICATION EMBODIMENT" means all Intellectual Property Rights throughout the world now or hereafter owned by a Party hereof contained in any embodiment of the SMs, SMTS, and WBST apart from the Interface Specification.

        2.54. "THIRD PARTY INFORMATION" means information and technology, and all Intellectual Property Rights therein, owned by a third party.

        2.55.   "UNITED STATES" or "U.S." means the United States of America.

        2.56. "UPSTREAM" means the hardware element with an SMTS that enables a set of communication channels for receiving data at the SMTS. Upstream channels are used by satellite modems to send TDMA bursts of data to the SMTS. A number of upstream channels are associated with a given downstream channel in order to form a full-duplex link between the SMTS and a set of satellite modems.

        2.57. "USER" means a person or entity (other than WildBlue, any Authorized Reseller, or a Service Provider) that purchases other than for resale or distribution a SM, WBST or SMTS for use in the WildBlue System.

        2.58. "USER DOCUMENTATION" means the user documentation furnished to WildBlue by Contractor for distribution along with the SMs and WBST.

        2.59. "WBSM" means the SM-A or SM-B or other production versions of the SM produced for WildBlue under this Agreement after Acceptance for production by WildBlue in accordance with Section 6.2.

        2.60.   "WBST" means the WildBlue Satellite Terminal as defined in
                Section 2.66.





                        ViaSat and WildBlue Confidential

        2.61.   "WBST-A" means the WBST incorporating an SM-A.

        2.62.   "WBST-B" means the WBST incorporating an SM-B.

        2.63. "WILDBLUE BACKGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, developed by or for WildBlue prior to the Effective Date or developed by or for WildBlue at any time independent of this Agreement, exclusive of WildBlue Foreground Information developed under the Prior Agreements.

        2.64. "WILDBLUE FOREGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, developed by or for WildBlue in connection with the development of SMs, WBSTs, SMTSs under this Agreement or Prior Agreements, but excluding all Joint Foreground Information.

        2.65. "WILDBLUE SYSTEM" means the broadband internet access system operated by WildBlue, as further described in the Specification.

        2.66. "WILDBLUE SATELLITE TERMINAL" means that version of the Customer Premise Equipment that consists of a WBSM, outdoor antenna, 4 watt Ka-band transceiver, standard alignment/mounting/grounding hardware, cable from modem to dish, and power supply that supports both the indoor and outdoor equipment produced for WildBlue under this Agreement. The Specification substantially describes the performance and capabilities of the WildBlue Satellite Terminals.

3.      CONTRACT DOCUMENTS; POST EXECUTION MATTERS

        The contract documents consist of this Agreement and each of the Schedules, each as may be amended from time to time in accordance with the terms of this Agreement, which are attached hereto and incorporated into this Agreement by this reference.

4.      TERM AND EXCLUSIVITY

        4.1 TERM. The term of this Agreement shall begin upon the Effective Date and shall expire the earlier of five (5) years thereafter (the "INITIAL TERM") or the termination of this Agreement in whole in accordance with Section 23. Prior to the expiration of the Initial Term or the first two Extended Terms (as defined below), WildBlue may, at its option, extend the term of this Agreement for additional one (1) year terms (for a maximum Term of eight years), by providing at least sixty (60) days written notification to Contractor of such extension prior to the end of the then current term (each such extension is referred to as an "EXTENDED TERM"); provided that the then current WBST/WBSM Order and Delivery Forecast is at least five thousand (5,000) SMs and/or WBSTs per month. WildBlue may also extend the Term for ordering SMTS units, provided that WildBlue (i) agrees to purchase at least 50 Downstreams during each such one-year period. The Initial Term and all of Extended Terms (as they may be earlier terminated), are collectively referred to as the "TERM."

        4.2 EXCLUSIVITY. If WildBlue purchases or intends to purchase devices performing functions substantially similar to WBSTs, SMTSs and/or SMs during the five year period commencing on the Effective Date, WildBlue will first negotiate with the Contractor to




                        ViaSat and WildBlue Confidential
                provide a significant quantity of the required devices. If, after good faith negotiations, the Parties are unable to reach agreement on price, schedule, warranty, specification/functionality or any other material term with respect to the purchase of such device, WildBlue may then solicit offers and purchase any or all such devices from other suppliers and, is such event, WildBlue shall immediately pay to Contractor any payments which may be due pursuant to Section
                23.2. This requirement remains in effect until WildBlue has purchased a cumulative 100,000 devices from any party(ies). Subject to the last clause of the immediately preceding sentence, this Section 4.2 shall survive any termination of this Agreement by WildBlue pursuant to Section 23.2 for a period of five years after the Effective Date, but shall be of no further effect after the fifth anniversary of the Effective Date.

5.      RESPONSIBILITIES

        5.1. STATEMENT OF WORK. The Parties each agree to perform their respective obligations set forth in this Agreement. In accordance with the terms of this Agreement, Contractor shall develop and provide WildBlue with the Deliverables. In accordance with Section 14.4, Contractor shall use commercially reasonable efforts to assume WildBlue's agreement with Broadcom Corporation.

        5.2. WILDBLUE RESPONSIBILITIES. WildBlue shall deliver to Contractor those documents and items set forth on and in accordance with
                Schedule 5. WildBlue agrees to provide such other WildBlue Background Information and WildBlue Foreground Information to Contractor as required by Section 10.1. WildBlue shall use commercially reasonable efforts to obtain any government approvals or certifications applicable to the WildBlue System, apart from approvals or certifications applicable to SMs or SMTS, that are reasonably necessary for Contractor to fulfill its obligations set forth in Section 5.3(b) below. In accordance with Section 14.4, WildBlue shall use commercially reasonable efforts to renegotiate and/or assign its agreement with Broadcom Corporation to Contractor. In accordance with Section 14.5, WildBlue shall support Contractor in exploring the assignment of the Mentat contract to Contractor.


                WildBlue has licensed all of the ***. *** has retained all of the ***. WildBlue requires that Contractor support *** consistent with WildBlue's requirements in the U.S., subject to *** and Contractor agreeing to provide such support and/or equipment. WildBlue intends to assist and support Contractor in its efforts to contract with *** for the ***.

                The Parties further agree as follows: (i) WildBlue shall provide, at no additional cost to Contractor, *** Gbytes of capacity that WildBlue has the right to use, if any (but in no event more than ***% of the Ka-band capacity on Anik F-2 over the U.S.) usable during the 24 month period immediately following the start of WildBlue providing commercial service ("COMMERCIAL ACCEPTANCE") using Anik F2; and (ii) WildBlue grants to Contractor an option, exercisable up to 12 months after Commercial Acceptance, to purchase (upon mutually agreeable terms) up to a total of ***% of the Ka-band capacity on Anik F2 over the U.S. that WildBlue has the right to use, usable during the 24 month period immediately following exercise of the option. Capacity will be based on actual packets sent over the satellite. Notwithstanding the foregoing, Contractor shall pay a reasonable premium if the peak usage by Contractor exceeds a to be determined




                        ViaSat and WildBlue Confidential
                threshold and a mutually agreeable limit on geographic concentration of traffic. WildBlue further agrees to promptly enter into a mutually acceptable amendment hereto or a separate agreement, as Contractor may reasonably request, if Contractor desires to further definitize this obligation of WildBlue.

        5.3.    CONTRACTOR RESPONSIBILITIES.

                (a) Contractor shall design, construct and deliver the Deliverables set forth in Section 5.4 or the Products ordered that meet the requirements of the Specification in all material respects in accordance with this Agreement. Further, promptly upon the completion of each development phase, and no later than the relevant Milestone date, Contractor will deliver to WildBlue the portion of the Deliverables and any other materials required to be provided by Contractor under such phase as described in this Agreement (such other materials being included in the definition of the term "DELIVERABLES").

                (b) Prior to the delivery of the first 2,000 production WBSTs and/or WBSMs, Contractor shall obtain the appropriate and necessary government approvals and certifications applicable to the WBSM which allow the WBSM to be sold in the United States and Canada. Further, for all other countries in North and South America, provided that WildBlue has obtained the necessary and applicable government approvals for landing rights, Contractor shall at commercially reasonable rates (including reimbursement for reasonable travel, legal, and other related expenses) and, upon a written request from WildBlue, use commercially reasonable efforts to obtain the appropriate and necessary government approvals and certifications applicable to the WBSM and to make any necessary modifications to the WBSM as soon as reasonably practicable after the WildBlue request that allow the WBSM to be sold in such other countries. To the extent practicable, Contractor shall upon request provide WildBlue a non-binding estimate of the costs associated with obtaining such approvals or consents within such countries. Subject to WildBlue's obligations set forth in this Section 5.3(b), Contractor warrants that WBSMs will comply fully with the applicable Legal Requirements in the country for which the WBSMs have been approved as of the date of delivery of such WBSMs.

                (c) Given a firm production delivery date and prior to the delivery of the first production SMTS, Contractor shall obtain all appropriate and necessary government approvals and certifications applicable to the SMTS to allow the SMTS to be used in the United States and Canada. Further, for all other countries in North and South America in which WildBlue has obtained the necessary and applicable government approvals for landing rights ("LANDING RIGHTS COUNTRIES"), Contractor shall at commercially reasonable rates (including reimbursement for reasonable travel, legal, and other related expenses) and, upon a written request from WildBlue, use commercially reasonable efforts (i) to obtain all appropriate and necessary government approvals and certifications applicable to the SMTS, and
                        (ii) to make any necessary modifications to the SMTS as soon as reasonably practicable after the WildBlue request to allow SMTSs to be delivered to such other countries. To the extent practicable, Contractor shall upon request provide WildBlue a non-




                        ViaSat and WildBlue Confidential
                        binding estimate of the costs associated with obtaining such approvals or consents within such countries. Contractor warrants that the SMTSs will comply fully with the applicable Legal Requirements in the United States and Canada as of the date of delivery of the SMTSs. For Landing Rights Countries for which WildBlue has requested and paid Contractor to undertake the activities under subsections (i) and (ii), Contractor warrants that SMTSs will comply fully with the applicable Legal Requirements in each such country for which the SMTSs have been approved as of the date of delivery of such SMTSs.

                (d) At its option, WildBlue may purchase from Contractor, upon commercially reasonable terms, support services for a third party satellite modem vendor in connection with its development of satellite modems prior to delivery to WildBlue of the first production SMTS. Such support shall include reasonable technical support by Contractor and reasonable access to the specifications related to the interfaces of the WildBlue satellite modem. Contractor also agrees to provide, at the same unit prices and terms made available to WildBlue under this Agreement, the SMTS Hardware and Software set forth in
                        Schedule 19 to the third party satellite modem vendor for the sole purpose of that party testing and verifying modem functionality. All access and support provided by Contractor pursuant to this paragraph shall be subject to such third party first executing a confidentiality and royalty-free licensing agreement with Contractor to among other things, treat such Hardware and Software as confidential information, not reverse engineer any portion of the SMTS Hardware or SMTS Software or attempt to decode any functionality contained within the SMTS.

        5.4.    MILESTONE SCHEDULE AND DELIVERABLE.

                (a) MILESTONES. Critical milestones in the development and manufacture of the SM or SMTS (each a "MILESTONE"), the deadline for achievement for each Milestone (each a "MILESTONE DATE") are as follows (the "MILESTONE SCHEDULE"):

                ----------------------------------------------------------------
                Milestone Date                    Deliverable
                ----------------------------------------------------------------
                December 30, 2001                 ***
                ----------------------------------------------------------------

                Jan. 31, 2002                     ***
                ----------------------------------------------------------------

                Jan. 31, 2002                     ***
                ----------------------------------------------------------------

                March 15, 2002                    ***
                ----------------------------------------------------------------

               Contractor will complete each Milestone on or before the corresponding Milestone Date. Early deliveries are acceptable. Further, if Beta or production software for the SMTS becomes available at any time prior to March 15, 2003, this software will be provided to WildBlue, at no charge "AS IS" without warranty or support requirements, solely for WildBlue's demonstration purpose.

               (b) FAILURE TO MEET MILESTONES. If Contractor fails to complete each Milestone on or before the corresponding Milestone Date, (1) Contractor will develop a




                        ViaSat and WildBlue Confidential
                correction plan demonstrating that Contractor can recover from Contractor's failure to achieve such Milestone and present such a correction plan to WildBlue within fourteen (14) days after WildBlue's request for such correction plan; and (2) the Parties will work in good faith to devise a plan of action to achieve the next Milestone by the specified Milestone Date or arrive at a mutually acceptable revised schedule within five (5) business days after WildBlue's receipt of Contractor's plan; and (3) Contractor's performance will be measured against the revised schedule (in no event to exceed ninety (90) days after the original Milestone Date) in such plan of action; provided that Contractor shall not be in breach of this Agreement until the later of five (5) weeks after the Original Milestone Date or the date for performance set forth in the revised schedule.

                (c) WILDBLUE OPTION. WildBlue may, at its option, order any or all of the following optional items by providing written notification to Contractor on or before January 5, 2002:

               -----------------------------------------------------------------
               Optional Item          Quantity           Unit Price   Extended
                                                                      Price
               -----------------------------------------------------------------
               ***                    ***                  ***          ***
               -----------------------------------------------------------------


                Delivery will be within ninety (90) days from Contractor's receipt of WildBlue's written election to exercise its option.

        5.5. FAILURE TO ACHIEVE MILESTONES. Without prejudice to any remedies WildBlue may have available pursuant to Section 5.4, if Contractor fails to achieve an original Milestone or a revised Milestone by the corresponding Milestone Date, Contractor shall use its reasonable best efforts to complete the Milestone as quickly as possible thereafter.

6.      TESTING AND QUALITY ASSURANCE.

        6.1. ACCEPTANCE TESTING. The following shall apply only to first article testing on any product development the Parties may agree to after the Effective Date hereof:

                (a) ACCEPTANCE CRITERIA. A mutually acceptable Acceptance Test Plan will be created by the Parties and used to verify that each Deliverable subject to Acceptance Testing in accordance with the Statement of Work meets the Acceptance Criteria defined in the SOW for such Deliverable. Each such Acceptance Test Plan shall include the scope, Acceptance Criteria, parameters to be tested, and an objective measurement for passing or failing, as well as other mutually agreed-upon parameters. If the Parties agree to conduct future Acceptance Testing in relation to new versions of SMs (including new versions of SM Hardware and SM Software), the Acceptance Test Plan, Approval and Acceptance process will follow the process described in this Agreement. For




                        ViaSat and WildBlue Confidential

                Deliverables in the Milestone Payment Schedule which do not require testing, Acceptance will occur upon satisfying the Acceptance Criteria defined in the SOW for that Milestone.

        (b) ACCEPTANCE TEST PLAN APPROVAL. Contractor shall submit an Acceptance Test Plan to WildBlue for each Deliverable that is subject to Acceptance Testing no later than sixty (60) days before the relevant Milestone subject to Acceptance Testing. WildBlue will have two (2) weeks to provide a written response to Contractor with respect to the proposed Acceptance Test Plan and have the right to make reasonable modifications to such draft to make it conform to the Specifications and the requirements of this Agreement. Each final Acceptance Test Plan must be approved by both Parties within two (2) weeks after WildBlue's written response to Contractor. If the Parties cannot reach agreement regarding an applicable Acceptance Test Plan in accordance with the two (2) week time frame set forth above, the expedited dispute resolution process of Section 22.2(b) will be applied.

        (c) ACCEPTANCE TESTING. For each Deliverable that is subject to Acceptance Testing, Contractor shall perform formal testing on first article production units in accordance with the approved Acceptance Test Plan on or prior to the date specified for initial delivery of such Deliverable. WildBlue representatives shall be invited to review the test configuration and witness the formal testing. Upon successful completion of testing, Contractor will deliver to WildBlue a certification that the applicable Deliverable has met the applicable Acceptance Criteria, a copy of the Acceptance Test results and any request for waivers or deviations. Upon delivery of these items WildBlue shall have five (5) days to notify Contractor in writing confirming that Acceptance Testing has been satisfactorily completed or indicating that the Deliverable has failed to pass the Acceptance Testing. Any determination of failure shall be based solely on nonconformity with the Acceptance Test Plan and shall be accompanied by a notice containing reasonably detailed information regarding the reasons for the failure and copies of applicable test documents. Any Deliverable that meets the applicable Acceptance Criteria or that is not rejected or provisionally accepted within such five (5) day period shall be deemed to have been "Accepted." In the event Contractor receives notification that a Deliverable has failed the relevant Acceptance Test Plan, Contractor agrees to use its commercially reasonable best efforts to correct the defects identified in the notice and upon completion of acceptance testing resubmit the items listed above to WildBlue. Contractor will not be authorized to deliver or invoice WildBlue for Sm units of a given version until that version has been "Accepted." The failure of an SM version to satisfy the applicable Acceptance Test Plan shall be subject to the cure period and procedures set forth in Section 5.4 above. In the event that Contractor is unable to deliver an SM that satisfies the applicable Acceptance Test Plan within the cure period, WildBlue shall have the remedies set forth in Section 5.4.

        (d) INDEPENDENT TESTING. WildBlue may perform additional testing on Deliverables. If Acceptance testing, performed by WildBlue after the Deliverable has been Accepted identifies a Defect in that Deliverable, WildBlue shall inform Contractor in writing and describe the alleged Defect and the test




                        ViaSat and WildBlue Confidential
                conditions under which the Defect was identified. Contractor will have fourteen (14) days to provide a response either disputing the allegation of failure, requesting a Waiver or concurring with the alleged Defect. If Contractor concurs with WildBlue's finding, Contractor will submit a corrective action plan covering SMs of the affected version which are under Warranty or Extended Warranty coverage and Contractor will suspend future deliveries of that version until successful demonstration of the fixes called out in the corrective action plan. A request for a Waiver will be handled in accordance with the provisions of this Agreement. If Contractor disputes WildBlue's allegation of failure, Contractor will provide WildBlue with a written response describing the reasons why the WildBlue test results do not indicate a Defect along with any supporting test data.

        6.2. QUALITY ASSURANCE. Contractor shall maintain compliance with its ISO 9001 series approach to quality in the performance of its obligations under this Agreement. As part of its quality assurance obligations, Contractor shall conduct testing of production, SMs WBSTs, SMTSs after Acceptance (or provisional acceptance) of such SM, WBST or SMTS version in accordance with reasonable industry practices. If testing of WBSTs, SMs or SMTSs indicates a problem with the quality of the WBSTs, SMs or SMTSs generally based on evidence of failure of the SMs, WBSTs, SMTSs, then Contractor will provide an plan to correct the problem within two (2) weeks after notice of such problems by WildBlue.

7.      PHYSICAL APPEARANCE AND BRANDING

        7.1. PHYSICAL APPEARANCE. Contractor has submitted a physical design to WildBlue for review and approval. Contractor shall incorporate all reasonable suggestions made by WildBlue regarding physical design and appearance of the WBSMs. If incorporating WildBlue's suggestions regarding physical design and appearance (including SM Marks) materially impacts Contractor's cost or schedule, Contractor shall be entitled to receive an equitable adjustment in Price and/or schedule in a manner consistent with Section 12.1 below.

        7.2. SM MARKS. Branding of WBSMs shall be determined solely by WildBlue. WildBlue has the right (but not the obligation) to put a Contractor logo (provided by Contractor, which may be a name other than "ViaSat"), another logo (excluding that of a competing manufacturer of satellite terminals) and/or a WildBlue logo on the WBSM at a location and size of WildBlue's choosing. If WildBlue opts not to include a Contractor logo, WildBlue will include a unique brand name which distinguishes Contractor's WBSMs from other manufacturer's WBSMs and will not use such brand name on WBSMs from any other manufacturer. WildBlue agrees that it will treat Contractor no less favorably regarding the placement of brand name and logos on the WBSMs than other manufacturers of WBSMs for WildBlue. Contractor shall affix to each production WBSM, the Marks selected by WildBlue for inclusion on WBSMs, in the form and location determined by WildBlue.

        7.3. USE OF CONTRACTOR MARKS. Contractor grants WildBlue a non-exclusive, non-transferable (except as permitted under Section 25.1 (Assignment)), royalty-free license




                        ViaSat and WildBlue Confidential

                (without the right to grant sublicenses) to use and reproduce the Contractor Marks set forth on Schedule 12, as may be amended upon mutual agreement of the Parties from time to time, in accordance with Contractor's reasonable guidelines solely for use on WBSMs, or for advertising, promotional or other purposes having to do with the WildBlue business. WildBlue agrees to state in appropriate places on all materials using Contractor Marks that the Contractor Marks are trademarks of Contractor and to include the symbol (TM) or (R) as appropriate. Contractor agrees that WildBlue may utilize Contractor Marks to advertise Contractor's participation as a SM vendor. Contractor must obtain permission in writing from WildBlue to use the WildBlue logo or the WildBlue trade name. Subject to Section 25.11, Contractor may use the WildBlue logo or WildBlue trade name in connection with listing and describing WildBlue as a customer of Contractor in its advertising, promotion, marketing and sales materials. Notwithstanding the foregoing, neither Party shall make any statement that acts as an implied or direct endorsement of any product (except for the WBSM) or service of the referencing Party by the other Party without such other Party's prior written consent.

        7.4. DISPUTE RESOLUTION. If the Parties cannot reach agreement regarding matters arising under Section 7.1, the Parties will engage in the Dispute Resolution procedure set forth in Section 22.

8.      ORDERING

        8.1. ORDERS GENERALLY. During the Term, WildBlue may issue Orders for WildBlue Satellite Terminals, WBSMs and SMTSs beyond those set forth in the Initial WildBlue Satellite Terminals Order and Initial SMTS Order ("ADDITIONAL ORDERS"). Orders and Additional Orders shall be issued in accordance with this Section 8.1 and
                Section 8.2. Any term or condition set forth in an Order or other document submitted by either Party that is inconsistent with or in addition to this Agreement will be of no force or effect, unless mutually and expressly agreed by the Parties in writing. Subject to the terms of this Agreement, Contractor shall accept all Orders issued by WildBlue in accordance with the terms of this Agreement and deliver such Orders in accordance with the terms of the Order and the terms and conditions of this Agreement. Title and risk of loss or damage shall transfer, upon Contractor's delivery to the carrier of WildBlue's choice at Contractor's designated shipping point within the contiguous U.S. Except as expressly set forth herein, delivery schedule changes must be mutually agreed to in writing. If Contractor obtains shipping insurance on behalf of or for the benefit of WildBlue, WildBlue shall be responsible for filing, processing and pursuing all claims under such insurance policy. Subject to the terms hereof, each Order shall include delivery instructions, packaging type, purchase order number, quantity, applicable Price (set forth in Schedules 11 and 19) and statement that the Order is being placed under this Agreement. For all SMTS Orders (including those set forth in the Production Schedule), WildBlue shall deliver to Contractor the delivery instructions, including location, for the SMTS Chassis and any associated components at least 90 days prior to the scheduled delivery date.

        8.2. ORDER AND DELIVERY FORECAST. WildBlue shall provide Contractor with a delivery forecast and order commitment for the WildBlue Satellite Terminals and/or SMs as required by Schedule 9 (the "SM/WBST ORDER AND DELIVERY FORECAST"). A monthly




                        ViaSat and WildBlue Confidential
                delivery forecast becomes an Order through the process defined in Schedule 9. Contractor acknowledges that the WildBlue Order Forecast will be binding only as set forth in Schedule 9. WildBlue may vary the forecast as provided in Schedule 9. WildBlue shall also provide Contractor with a delivery forecast and order commitment as required by Schedule 20 (the "SMTS ORDER AND DELIVERY FORECAST"). A monthly delivery forecast becomes an Order through the process defined in Schedule 20.

        8.3. INITIAL WILDBLUE SATELLITE TERMINALS ORDER. WildBlue hereby purchases from Contractor fifty-eight thousand WBSTs as some combination of WBST-A and WBST-B (the "INITIAL WBST ORDER"). The delivery schedule for the Initial WBST Order shall be established with the first WBST/WBSM Order and Delivery Forecast provided by WildBlue in accordance with Schedule 9. The delivery schedule and quantities for the Initial WBST Order shall be consistent with Schedule 8 (Minimum Order Commitment and Maximum Capacity Commitment). The delivery schedule may be modified in subsequent months consistent with Schedule 8 and Schedule 9.

        8.4. INITIAL SMTS ORDER. WildBlue hereby purchases from Contractor the SMTSs and SMTS components set forth in the Initial SMTS Order Delivery Schedule, Schedule 20, (the "INITIAL SMTS ORDER"). The delivery of the Initial SMTS Order shall be in accordance with Schedule 20. WildBlue shall pay one-third of the purchase price of the Deliverables 120 days prior to the scheduled delivery date (as may be revised by the Parties) and Contractor may invoice WildBlue for the remaining two-thirds of the purchase price in accordance with Section 17.3. Notwithstanding any provision to the contrary, WildBlue may cancel the Initial Order by exercising its rights under Section 23.2(b) or Section 23.2(c) hereof.

        8.5. ORDERS FROM AFFILIATES AND AUTHORIZED RESELLERS. Affiliates and Authorized Resellers shall be entitled to purchase WBSMs from Contractor under Price, Order, Delivery and Warranty terms consistent with this Agreement and such orders shall count toward satisfaction of all minimum purchase commitments of WildBlue hereunder, including the Initial Order. One Hundred Twenty (120) days prior to the first firmed scheduled delivery of a WBST under its Initial Order, Contractor and WildBlue shall use commercially reasonable efforts to mutually agree on a form of purchase agreement, under which Authorized Resellers may order and purchase WBSMs. Such purchase agreement will include a license of Contractor Marks to Authorized Resellers consistent with the terms of this Agreement. Contractor shall notify WildBlue of orders for WBSMs placed by Affiliates and Authorized Resellers on a quarterly basis. Contractor agrees that, without the prior written consent of WildBlue, no Order by an Affiliate or Authorized Reseller shall be delivered unless and until all Orders for the relevant time period by WildBlue have been delivered.

        8.6.    SHORTFALLS AND CANCELLATION OF WILDBLUE SM ORDERS.

                (a) Without WildBlue's prior written approval, Contractor shall not deliver incomplete Orders. WildBlue may refuse to accept a partial delivery or an overage. If Contractor fails to deliver all of the WBSTs, SMs or SMTSs in a WildBlue Order as required by the Order (a "SHORTFALL"), and the delivery delay is not requested by WildBlue or excused under Section 15 (an "UNEXCUSED SHORTFALL"), then on the date the Order was due Contractor shall give WildBlue a




                        ViaSat and WildBlue Confidential
                        written schedule setting forth the schedule on which Contractor will deliver the shortfall (the "MAKE-UP ORDER"). Within five (5) days after WildBlue receives such schedule from Contractor, WildBlue may elect, by giving written notice to Contractor, to delay delivery of all or any portion of the Unexcused Shortfall beyond the dates in Contractor's schedule (for a period not to exceed 120 days), or delete all or any portion of the Unexcused Shortfall from the Order commitment. If WildBlue accepts a partial delivery, WildBlue will have no obligation to pay for any portion of the delivery until the earlier of (i) delivery of the Shortfall by Contractor, and (ii) notice from WildBlue that it has elected to delay (for a period not to exceed 120 days) or delete all or any undelivered portion of the affected Order (in which case WildBlue shall be required to pay for only that portion of the Order actually received). Notwithstanding any of the foregoing, WildBlue's acceptance of partial deliveries will not constitute a waiver of WildBlue's rights or a release of Contractor's obligations under this Agreement.

                (b) If Contractor becomes aware of any circumstance involving Contractor or a sub-contractor of Contractor that would threaten the timely or full delivery of an Order, Contractor shall immediately notify WildBlue of such delay and the cause of such delay. If requested by WildBlue, Contractor shall promptly provide a written plan for correction of such delay.

        8.7. SM OR WILDBLUE SATELLITE TERMINALS MINIMUM ORDER QUANTITY. After completion of the Initial WBST Order and Initial SMTS Order, if WildBlue places an Order for fewer than five thousand (5,000) total units consisting of either SM-B and/or WildBlue Satellite Terminals during any month, Contractor shall have the right to refuse to accept such Order. If Contractor elects to accept an Order for fewer than 5,000 SM-Bs or WildBlue Satellite Terminals, Contractor shall deliver such SM-Bs or WildBlue Satellite Terminals in accordance with the terms of this Agreement. If WildBlue fails to order 5,000 SM-B or WildBlue Satellite Terminals for two (2) consecutive months or three (3) out of any period of six (6) consecutive months and thereafter places an Order of greater than 5,000 SM-B or WildBlue Satellite Terminals, Contractor, if it accepts such Order, will be entitled to a one time payment to cover reasonable costs associated with reinitiating volume production of SM-B or WildBlue Satellite Terminals to enable Contractor to fulfill the Order.

9.      SHIPPING AND RELATED MATTERS

        9.1. SERIAL NUMBERS. Contractor shall mark each WBSM, WBST and WildBlue SMTS produced or delivered to WildBlue hereunder with a unique serial number. Contractor shall keep accurate records as to the WBSMs, WBSTs or WildBlue SMTSs, by serial number, that were delivered to WildBlue and Authorized Resellers. Upon WildBlue's request, Contractor shall provide a report in electronic format which identifies the serial numbers received by any purchaser.

        9.2. PACKING AND PACKAGING. To the extent possible, WBSM-B orders will be packaged in blocks of twenty-four (24) individual WBSMs or multiples thereof. All other deliveries to WildBlue pursuant to this Agreement shall be packaged in a manner consistent with



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                industry standards and packed for safe delivery to their
                destinations without damage. Wholesale, single color packaging is included in the purchase price. Subject to Contractor having a firm WBSM delivery schedule, Contractor shall submit a retail outside packaging design and cable options package (to include Ethernet and USB cables) ("RETAIL PACKAGE") to WildBlue for WildBlue's approval not more than 30 days after WildBlue's written request in conjunction with a firm delivery schedule for the Initial WBST Order. The obligation to submit a Retail Package is a one-time event. The price for the Retail Package will be negotiated between the Parties. The Retail Package shall be an option for WildBlue. If the Retail Package option is requested WildBlue may purchase WBSMs with both the standard packaging and Retail Packaging. Packaging type will be specified on Orders.

        9.3. DELIVERY AND STORAGE. Unless otherwise specified in an Order accepted by Contractor, all shipments hereunder shall be FOB Contractor's designated site within the contiguous U.S. WildBlue may upon five (5) days prior written notice elect to defer a scheduled shipment for up to ninety (90) days and Contractor will store SMs, SMTSs and/or WBSTs in its designated warehouses for up to ninety (90) days at no cost to WildBlue and Contractor shall retain title and risk of loss during storage. Thereafter, Contractor shall continue storage and WildBlue shall pay Contractor *** per SM unit per month or *** per WBST per month for such continued storage. For the SMTS, WildBlue shall pay Contractor *** per Chassis per month for such continued storage. Such election to store units does not relieve WildBlue of the requirement to pay the purchase Price for such units, which may be invoiced on the originally scheduled delivery date.

10.     LICENSES, PROPRIETARY RIGHTS

        10.1.   OWNERSHIP.

                (a) BACKGROUND INFORMATION. As between the Parties, each Party hereto shall have and retain exclusive ownership of its Background Information, subject to the rights granted to the other Party under this Section 10.

                (b)     FOREGROUND INFORMATION.

                        (i) As between the Parties, and except as provided in Section 10.1(b)(iv), Contractor shall have and retain exclusive ownership of Contractor Foreground Information, subject to the rights granted to WildBlue under this Section 10.

                        (ii) As between the Parties, WildBlue shall have and retain exclusive ownership of WildBlue Foreground Information, subject to the rights granted to Contractor under this Section 10.

                        (iii) JOINT FOREGROUND INFORMATION. Contractor and WildBlue shall have and retain joint ownership of all Joint Foreground Information without any appropriate right or obligation of accounting to the other Party for profits from exploitation of the rights. With respect to jointly owned patent rights and rights in inventions, the Parties will provide reasonable cooperation and assistance to one another in the preparation, filing and




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                                prosecution of any such patents. The Parties
                                will divide any costs and expenses incurred by the Parties preparing, filing, and prosecuting a particular patent application or patent. If a Party does not wish to pay the costs and expenses associated with preparing or filing a particular patent application, it may notify the other Party in writing. In such case, the notified Party may either abandon the patent application in question or may proceed with the application, in which event the other Party will not have any ownership of any resulting patent.

                        (iv) INTERFACE SPECIFICATION IS FOREGROUND INFORMATION. As between the Parties, WildBlue shall have and retain exclusive ownership of all IS Foreground Information. Except for Contractor's rights in the Contractor Background Information, Contractor hereby irrevocably assigns to WildBlue all right, title and interest worldwide in and to the IS Foreground Information and all applicable Intellectual Property Rights related to the IS Foreground Information that Contractor has or may acquire. Contractor will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as WildBlue may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such it rights in the IS Foreground Information and the assignment thereof. Contractor hereby irrevocably designates and appoints WildBlue and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this paragraph with the same legal force and effect as if executed by Contractor.

                (c) RESERVATION OF RIGHTS. There are no implied licenses under this Agreement, and any rights not expressly granted by a Party to the other Party hereunder shall be reserved by such Party.

        10.2.   GRANTS OF LICENSES TO CONTRACTOR.

                (a) DEVELOPMENT LICENSE TO USE WILDBLUE INFORMATION. WildBlue hereby grants Contractor a perpetual, worldwide, royalty-free, non-exclusive, non-transferable (except in accordance with Section 25.1 hereof) license to use, reproduce, modify, and create derivative works of WildBlue Background Information, WildBlue Foreground Information, IS Foreground Information and Third Party Information provided by WildBlue and required by Contractor for the sole purpose of designing and developing SMs, WBSMs, SMTSs, WildBlue Satellite Terminals, other satellite modems, other satellite modem termination systems or other Satellite Terminals, and components thereof, including the right to sublicense to its subcontractors and/or suppliers (the "DEVELOPMENT LICENSE").

                (b) WILDBLUE PRODUCTION AND DISTRIBUTION LICENSE FOR WILDBLUE. WildBlue hereby grants to Contractor a worldwide, royalty-free, non-exclusive, non-transferable (except in accordance with Section 25.1 hereof) license to (1) use WildBlue Background Information, WildBlue Foreground Information, IS




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

                        Foreground Information and Third Party Information provided to Contractor by WildBlue (collectively, "WB IP"), solely to produce, manufacture, have manufactured, sell, distribute and support SMs, SMTSs WBSMs, other satellite modems, other satellite modem termination systems, other Satellite Terminals, and/or WildBlue Satellite Terminals, including components thereof, including the right to sublicense to its subcontractors and/or suppliers, on behalf of WildBlue (the "WILDBLUE PRODUCTION LICENSE").

                (c) WILDBLUE PRODUCTION AND DISTRIBUTION LICENSE FOR THIRD PARTIES. WildBlue hereby grants to Contractor a worldwide, royalty-free, perpetual, non-exclusive, non-transferable (except in accordance with Section 25.1 hereof) license to use the WB IP, apart from the performance enhancing proxy ("PEP"), solely to develop, produce, manufacture, have manufactured, sell, distribute and support SMs, SMTSs, other satellite modems, other satellite modem termination systems, other Satellite Terminals, and/or WildBlue Satellite Terminals, including components thereof, including the right to sublicense to its subcontractors and/or suppliers on behalf of third parties (the "PRODUCTION LICENSE").

        10.3.   GRANT OF LICENSES TO WILDBLUE.

                (a) DISTRIBUTION LICENSE. Subject to Sections 10.4 and 10.7, Contractor hereby grants to WildBlue a worldwide, perpetual, royalty-free, non-exclusive, right and license (with the right to sublicense) to use, have used, operate, display, demonstrate, market, distribute, lease and/or sell, without out rights to manufacture or have made, and authorize others to perform the foregoing, the Contractor Background Information and Contractor Foreground Information as incorporated with and into SMs.

                (b) IS BACKGROUND INFORMATION LICENSE. Contractor grants to WildBlue a worldwide, nonexclusive, royalty-free, perpetual and irrevocable right and license to the IS Background Information, with a right to sublicense to other WBSM and SMTS manufacturers, to:

                        (i) make, have made, use, reproduce, market, distribute, offer to sell and sell, and import WBSMs; and

                        (ii) copy, reproduce, publish, display (publicly or otherwise), and make derivative works of the IS Background Information.

                        Contractor acknowledges that the IS Background Information will be publicly disseminated and Contractor waives any right of trade secret in and to the IS Background Information. Contractor further acknowledges that, in the event the license granted in this Section 10.3(b) is terminated, User licenses in effect at the time of such termination shall be unaffected by the termination and shall remain in full force.

                (c) DEVELOPMENT SOURCE CODE LICENSE. Contractor hereby grants to WildBlue a non-exclusive, royalty free, worldwide, non-transferable (except as provided in the Assignment provision) license to access, utilize, modify and adapt (without




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

                        the right to distribute) source code versions of Contractor Background Information and the Contractor Foreground Information solely for internal evaluation, development and testing purposes in connection with SM-As and SMTS-As for the longer of three years from the Effective Date or two years after the delivery of the Initial Order.

        10.4. SOFTWARE LICENSES AND RIGHTS. Commencing upon delivery of the WBSMs or WBSTs to Users, Contractor shall grant to Users a perpetual, nontransferable, nonexclusive, fully-paid, royalty-free, irrevocable, and a world-wide right and license (or sublicense for third party software) to use, copy, access, display, operate and process the Software in connection with the intended use of the WBSMs. Such User license shall contain, at Contractor's option, the following terms:

                (a) Users shall agree not to decompile or reverse assemble all or any portion of the Software in an effort to obtain the Source Code for the Software, nor shall it authorize others to do so, nor rent, lease, grant a security interest in, or otherwise transfer rights to the Software.

                (b) Users will not create derivative works of the Software or modify the code to the Software, nor shall it authorize others to do so; provided, however, the foregoing shall not in any manner whatsoever limit WildBlue's, its Authorized Resellers and User's rights to use the Software in accordance with Contractor's instructions or otherwise limit WildBlue's rights to use any tools provided with the Software.

                WildBlue hereby agrees to use the Software in conformance with the requirements set forth in paragraphs (a) and (b) above.

        10.5. DOCUMENTATION. Contractor shall deliver to WildBlue at no additional charge, the following Documentation in support of production deliveries:


                a.      WILDBLUE SATELLITE TERMINAL INSTRUCTION MANUALS

                        One user instruction manual printed in both English and Spanish shall be included with each WildBlue Satellite Terminal (WBST). These User instruction manuals will detail the operation of the WBST as follows: preliminary manuals to be provided with all non-production units (English only), final manual to be delivered ninety (90) days prior to delivery of Month 1 Initial Order for review and approval by WildBlue, which shall not be unreasonably withheld.

                b.      SMTS INSTRUCTION MANUALS

                        One user instruction manual printed in English shall be included with each SMTS. These User instruction manuals will detail the operation of the SMTS as follows: preliminary manuals to be provided with all non-production units, final manual to be delivered ninety (90) days prior to delivery of Month 1 Initial Order for review and approval by WildBlue, which shall not be unreasonably withheld.

                c.      TRAINING MATERIALS



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

                        The Contractor shall provide the training materials set forth in Section 11.

                        Subject to Contractor's copyrights and the restrictions set forth in Schedule 15, Contractor hereby grants WildBlue a perpetual, world wide, non-exclusive, sublicensable (to Authorized Resellers) license to use, reproduce, publish, modify, and create derivative works of Documentation. WildBlue may elect upon one hundred eighty (180) days prior written notice to not include Contractor's manual within the WBSM and have the unit Price reduced by ten cents ($0.10).

        10.6. OPEN STANDARD. Either Party may elect to publish the WildBlue Radio Frequency Interface Specification, with updates, derivatives and/or modifications, as an open standard ("Open Standard") and to promote it as a DOCSIS-based open satellite terminal standard. Neither Party shall be entitled to any royalties in connection with the WildBlue Radio Frequency Interface Specification (Schedule 2).

        10.7. CONTRACTOR'S RIGHTS OF SALE TO OTHER THIRD PARTIES. Subject to Contractor's compliance with the terms and conditions of this Agreement, Contractor is entitled to and authorized, without restriction, to sell SMs, SMTSs, other satellite modems, other satellite modem termination systems, WildBlue Satellite Terminals or other Satellite Terminals and components thereof, to other parties.

11.     TRAINING

        11.1. TRAINING. During the Term, Contractor will provide WildBlue training in accordance with the following:

                (a) Within thirty (30) days after the delivery of the first production WBSMs or first production SMTSs, Contractor shall provide WildBlue employees (or their designees), at no additional cost or expense (other than attendees own travel and related expenses to Contractor's training facility, which shall be paid for by WildBlue), one comprehensive training courses (with content sufficient to train employees in the use and installation of the WBSM and the SMTS) for attendance by up to twenty-five
                        (25) WildBlue designated individuals. Such training courses shall include written course materials for each attendee.

                (b) Contractor shall develop and furnish all training materials for the initial training referred to in paragraph (a) in a form that is sufficient to enable WildBlue's designated representatives to provide Tier 1 support for WBSMs and SMTSs.

                (c) Contractor shall provide up to twice a year remedial training and training on any changes, updates and enhancements to the WBSMs and SMTSs, or training otherwise requested by WildBlue to enable WildBlue and its Authorized Resellers to be capable of performing all necessary services, including installation, operation, maintenance, provisioning, monitoring and control of the WBSMs. Such additional training shall be at Contractor's expense if changes to the WBSMs or SMTSs were made due to a Defect in the WBSMs or SMTSs. Other training will be provided at the rates set forth in Schedule 10. Contractor will provide WildBlue with all updates, if appropriate, to the training materials



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                        provided in order to enable WildBlue to maintain the
                        skill level of its personnel in light of Contractor's changes to the WBSM and SMTS.

                (d) Subject to Schedule 15, Contractor grants to WildBlue license to use, modify and distribute all training materials provided by Contractor to WildBlue under this
                        Section 11.

12.     RESERVED.

13.     PROGRAM MANAGEMENT

        Each Party shall designate one employee with decision-making authority to serve as the principal technical contact for such Party during the Term (each a "PROJECT MANAGER"). The Project Managers shall work together to ensure that the development and manufacturing efforts hereunder proceed in a timely manner. Either Party may change its Project Manager at any time and from time to time by giving the other Party written notice. Each Party shall bear its own costs and expenses incurred in connection with participation in such meetings.

14.     CONTRACTOR'S USE OF SUBCONTRACTORS AND MANUFACTURING FACILITY

        14.1. Excluding components provided by WildBlue or its suppliers, Contractor shall be solely responsible in all respects for obtaining the components necessary to manufacture the WBSMs and SMTSs, including without limitation, managing relationships with component vendors and sub-contractors and maintaining adequate controls on component quality and supply. Contractor will not enter into exclusive arrangements with component vendors that would preclude the manufacture of WBSMs by other SM manufacturers.

        14.2. In the event that Contractor becomes aware of circumstances suggesting that a component vendor or sub-contractor is likely to breach its obligations to provide components and/or services to Contractor for any reason and if such breach will materially impact Contractor's ability to meet its obligations hereunder, Contractor shall so notify WildBlue. Upon such breach Contractor will develop an action plan to recover from such breach and promptly present said plan to WildBlue for recommended changes, if any, to such plan.

        14.3. Contractor shall notify WildBlue in writing of all Major Component Vendors that Contractor selects to assist Contractor with the development, modification and supply of WBSMs hereunder. "MAJOR COMPONENT VENDOR" means a vendor, supplier or subcontractor selected by Contractor to develop, modify or supply existing application specific integrated circuits for MAC processing, downstream demodulation and decoding and upstream modulation and coding required to meet the Specification (such components referred to as "MAJOR COMPONENTS"). If Contractor selects a Major Component Vendor pursuant to section 14.3, Contractor shall use commercially reasonable efforts to negotiate terms and conditions that are consistent with the following provisions:



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                (a)     Contractor will ensure that Major Components Vendors
                        will agree to sell and/or license to other WBSM manufacturers on fair and reasonable terms no less favorable than terms Contractor receives.

                (b) WildBlue may purchase Major Components under substantially the same terms, cost and timeframe as Contractor.

                (c) To the extent required to develop the SMs, any cable modem and SM reference designs, evaluation boards, software releases and MAC source code releases shall be made available to WildBlue, at the same time, and on the same terms and conditions (including, without limitation, cost) as such materials are made available to Contractor.

        14.4. The Parties acknowledge and agree that WildBlue has entered into a development agreement (the "BROADCOM CONTRACT") with Broadcom Corporation ("BROADCOM") the terms of which are sufficient to satisfy the terms of this section. WildBlue and Contractor will negotiate (between themselves and with Broadcom) in good faith to amend or terminate the Broadcom Contract by January 31, 2002 (the "BROADCOM NEGOTIATION PERIOD"). The goal of this effort is the assignment of the Broadcom Contract to Contractor with mutually acceptable changes in scope and termination liability. However, this also could result in sharing of the costs between Contractor and WildBlue or termination of the Broadcom Contract. Upon any assignment that allows for such rights, WildBlue will have the right to receive and transfer to others all DOCSIS SM and SMTS related information provided to Contractor from Broadcom (including SM and SMTS reference designs) and access to the chips and chipsets on the same price and terms offered to Contractor under the Broadcom Contract or any successor agreement thereto between Contractor and Broadcom for the same or substantially similar chips and chipsets.

                If the Broadcom Contract is not assigned to Contractor during the Broadcom Negotiation Period, prior to terminating or modifying the Broadcom Contract, WildBlue shall provide reasonable prior written notice to Contractor of its intention to do so. If, prior to such termination or modification the Contractor agrees in writing to pay all amounts when due under the Broadcom Contract (and in fact timely makes all such payments), (i) WildBlue shall not terminate or modify the Broadcom Contract without the prior written approval of the Contractor, (ii) WildBlue will operate in good faith to represent Contractor's interests in managing the Broadcom Contract, and (iii) Contractor may, by providing 30 days prior written notice to WildBlue, take the lead in the technical management of the Broadcom Contract, subject to the terms of such contract.

        14.5. WildBlue shall support Contractor in exploring the assignment of the Mentat contract to Contractor.

15.     FORCE MAJEURE AND DELAYS

        15.1.   FORCE MAJEURE.

                (a) Except for payment obligations hereunder, no Party shall be liable for any failure or delay in the performance of its obligations under this Agreement if and to the



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

                        extent it is caused by fire, flood, lightning, earthquake, elements of nature or acts of God, Governmental acts (including government approvals of the SM, WBST or SMTS and import/export issues provided that Contractor has complied with its obligations to obtain such approvals or import/export clearances), riots, civil disorders, rebellions or revolutions in any country, or any other cause beyond the reasonable control of such Party; provided, however, that the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (any of the foregoing, a "FORCE MAJEURE EVENT").

                (b) In the event of a Force Majeure Event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within five (5) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

                (c) If any Force Majeure Event substantially prevents, hinders, or delays Contractor's performance for more than one hundred twenty (120) consecutive days, then at WildBlue's option, WildBlue may terminate or modify any affected portion of any Order, or terminate this Agreement in whole or in part, and the charges payable hereunder to the date of termination shall be appropriately adjusted to reflect such termination.

                (d) Notwithstanding the foregoing provisions of this Section 15.1, if the U.S. Federal Communications Commission or other U.S. or foreign regulatory or governing body rescinds or otherwise invalidates WildBlue's communications license or fails to issue such license in due course, which substantially impairs the economic viability of WildBlue (any of the foregoing, a "REGULATORY FORCE MAJEURE EVENT"), the Parties agree to renegotiate this Agreement on commercially reasonable and mutually acceptable terms in light of the effects arising from the Regulatory Force Majeure Event, to the extent such Regulatory Force Majeure is not caused by the gross negligence or willful misconduct of WildBlue.

        15.2. EXCUSABLE DELAY. "EXCUSABLE DELAY" shall mean (i) a Force Majeure Event that prevents Contractor from timely performing its obligations hereunder, (ii) WildBlue's failure to timely meet its material obligations hereunder (following the applicable cure period, if any, and provided that WildBlue receives written notice describing in reasonable detail its failure within fifteen (15) days after the applicable due date, or in the case of WildBlue Major Component Vendor deliverables as set forth in Schedule 5, 30 days after the applicable due date) which adversely affects Contractor's ability to timely perform its obligations hereunder (but only to the extent of such adverse effect). In the event of an Excusable Delay, Contractor may stop work until Contractor can




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

                resume performance following cessation of the Force Majeure Event in accordance with Section 15.1 hereof or WildBlue resumes or cures performance, as the case may be. In addition, Contractor shall be entitled to an appropriate adjustment in the Milestone Dates, or other applicable production schedule obligations hereunder for any Excusable Delay (only to the extent not already covered pursuant to Section 15.3) and, in the event of an Excusable Delay caused by WildBlue's failure to perform its obligations hereunder, an appropriate payment adjustment as mutually agreed by the Parties. Payment adjustments shall account only for the net non-recurring, production and other related cost impact incurred by Contractor as a result of the change plus a reasonable profit thereon. Contractor will provide reasonably detailed back-up data to support its claim for such adjustment.

        15.3. DELAY DUE TO LAUNCH OR SATELLITE FAILURE. For Orders in place at the time of a launch failure or satellite failure, WildBlue shall pay, pursuant to the normal invoice schedule. If directed by WildBlue in writing, Contractor shall store such units for up to eighteen (18) months at the rates established in Section 9.3. If, at WildBlue's option, WildBlue suspends the Order process set forth in Section 8.2 because of launch failure or satellite failure, WildBlue shall pay reasonable and mutually agreed upon expenses associated with Contractor's wind down and restart of the production program.

16.     PRICES

        16.1. GENERAL. Contractor shall offer WBSM-B,, WildBlue Satellite Terminals and SMTSs for sale to WildBlue, Affiliates, and Authorized Resellers at the unit Prices set forth in this Agreement. Provided that the monthly delivery order requirements are consistent with Schedule 8 and subject to the provisions of
                Section 8.6, the WildBlue Satellite Terminal unit Prices will not exceed the volume prices defined in Schedule 11 (WildBlue Satellite Terminal Pricing Schedule), subject to equitable increase for changes to the requirements.

        16.2. WILDBLUE SATELLITE TERMINAL PRICES BY CONFIGURATION. The Price of each WBSM-B, WBST-A and WBST-B delivered hereunder shall be as set forth in Schedule 11 and Section 16.4. WildBlue may, elect to change the configuration by adding Features or removing Features in accordance with the terms of this Agreement.

        16.3.   SMTS PRICING. The pricing for each SMTS shall be as set forth in
                Schedule 19.

        16.4.   MOST FAVORED CUSTOMER.

                MOST FAVORED CUSTOMER. If during the Term, Contractor sells ***. Assuming substantially similar specifications, terms and conditions, in no event will the WBST-B or SMTS-B pricing be greater than the WBST-A or SMTS-A pricing. If WildBlue is entitled to a price revision, such adjustment shall be retroactive to the first date on which the lower charges were first provided to ***. The purchase price to a *** shall be calculated to be net of any volume discounts, rebates and other similar adjustments.

        16.5. TAXES. Unless otherwise agreed to by the Parties in an Order, the Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:



                        ViaSat and WildBlue Confidential

                (a) Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

                (b) Contractor shall be responsible for any sales, use, excise, value-added, services, consumption, and other taxes, customs and duties assessed or otherwise payable by Contractor on any goods or services that are used or consumed by Contractor in designing, manufacturing, and providing the SMs where the tax is imposed on Contractor's acquisition or use of such goods or services and the amount of tax is measured by Contractor's costs in acquiring such goods or services.

                (c) WildBlue shall be responsible for any sales, use, excise, value-added, services, consumption, or other tax, customs and duties assessed on any particular SM or SMTS or Service purchased by WildBlue and delivered by Contractor to WildBlue or designee hereunder. Such taxes are in addition to the prices set forth herein and shall be identified separately on invoices.

                (d) The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Contractor's invoices shall separately state the amounts of any taxes Contractor is collecting from WildBlue. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party.

                (e) Contractor shall promptly notify WildBlue of, and coordinate with WildBlue the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which WildBlue is responsible hereunder, it being understood that with respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If WildBlue requests Contractor to challenge the imposition of any tax, Contractor agrees to do so and WildBlue shall reimburse Contractor for all reasonable legal fees and expenses it incurs. WildBlue shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are for taxes that were paid by WildBlue.

17.     WILDBLUE PAYMENTS TO CONTRACTOR AND INVOICING

        17.1. PAYMENTS TO CONTRACTOR. WildBlue shall pay Contractor nonrecurring engineering payments in the aggregate of Four Million Dollars for non-recurring development (the "NRE PAYMENTS") as follows:


                ---------------------------------------------------------------
                NRE PAYMENT EVENT                            NRE PAYMENT AMOUNT
                ---------------------------------------------------------------
                ***                                                ***
                ---------------------------------------------------------------



                        ViaSat and WildBlue Confidential

        17.2 WildBlue shall wire transfer to Contractor within three business days fifty percent (50%) of the amount due upon exercising its option under Section 5.4(c) ("INITIAL OPTION PAYMENT"). The balance of the amount owed by WildBlue shall be wire transferred to Contractor within ten (10) days from delivery.

        17.3 PAYMENTS TO WILDBLUE. Not more than ten calendar days after the Effective Date, WildBlue shall provide Contractor an estimated payment schedule for amounts due to Broadcom under the Broadcom Contract. Contractor shall pay to WildBlue an amount equal to 50% of such required payment made by WildBlue to Broadcom under the Broadcom contract; provided however, that the aggregate amount of such required payments by Contractor shall not exceed $500,000. If Contractor assumes the Broadcom Contract, Contractor shall reimburse WildBlue for all required payments made by WildBlue to Broadcom after the date hereof through the date of assignment. At least ten (10) calendar days prior to making a required payment, WildBlue shall provide Contractor with written notification advising Contractor of the date such payment will be made, the amount of the payment and a certification that immediately upon receipt of funds from Contractor, WildBlue will pay Broadcom all amounts then due. In the alternative, Contractor may pay its portion of any payment due under the Broadcom Contract directly to Broadcom and provide WildBlue reasonable evidence of such payment. All payments required by this Section 17.3 to WildBlue shall be made by Contractor by wire transfer of immediately available funds to WildBlue before WildBlue's payment is due to Broadcom.

        17.4    INVOICING.

                (a) No invoice shall be required with respect to the *** payment due upon execution and delivery of this Agreement.

                (b) Upon execution and delivery of this Agreement by the Parties, Contractor shall deposit *** into escrow pursuant to the Escrow Agreement on behalf of WildBlue.

                (c) For the optional items, no invoice for the Initial Option Payment is required. For the balance of the option payment, Contractor shall invoice WildBlue upon delivery and this amount is due and payable in accordance with Section 17.1.

                (d) 120 days prior to the scheduled commencement of delivery of SMTS's from the Initial Order, Contractor may invoice WildBlue for one-third of the purchase price.

                (e) Upon shipment of SMs, WBSTs or SMTSs pursuant to an Order (including the Initial Order), Contractor will invoice WildBlue for amounts due pursuant to this Agreement for such SMs, WBSTs or SMTSs. Such invoice shall include invoice date, Order number, SM, WBSTs or SMTS part numbers and descriptions, quantities, unit Prices and total amount due.



                        ViaSat and WildBlue Confidential

                (f) For deliverables or services provided by Contractor, Contractor will invoice WildBlue upon delivery or at such time as otherwise mutually agreed. For Services, Contractor will invoice WildBlue upon reasonably satisfactory completion of the performance of such Services or at such times as mutually agreed at the hourly rates set forth in Schedule 10. All such invoices shall include invoice date, Order number, description, quantities, unit Prices and total amount due.

        17.5    PAYMENT DUE.

                (a)     Invoices submitted to WildBlue in accordance with this
                        Section 17 shall be due and payable by WildBlue within thirty (30) days of the date of such invoice, unless earlier payment is provided for.

                (b) Subject to Sections 8.4 and 17.3, WildBlue shall pay one-third of the purchase price of the units from the Initial SMTS Order 120 days prior to the scheduled commencement of delivery with the balance due and owed upon delivery.

                (c) Subject to the provisions of Section 17.2, invoices for any undisputed amounts owed by Contractor to WildBlue shall be due and payable by Contractor within thirty
                        (30) days of the date of such invoice.

                (d) Any undisputed payment that is not made after the due date hereunder will be subject to an interest charge at the lesser of (i) one percent (1%) per month, or (ii) the highest rate permitted by applicable law, plus reasonable attorneys' fees and other reasonable collection expense.

                (e) Payments to Contractor shall be made in U.S. Dollars via check or wire transfer to the following Contractor account:

                        Union Bank of California
                        530 B Street
                        San Diego, California 92101-4407 USA
                        9 digit Routing Transit Number: ***
                        Depositor Account Title: ViaSat General Account Depositor Account Number: ***

                (f) Either Party may set-off against amounts owed to the Other Party hereunder any amounts owed that are not disputed in good faith.

        17.6    RIGHT TO CHANGE PAYMENT ARRANGEMENT.

        Should WildBlue twice shall fail to make any payment properly invoiced within 30 days of its due date (taking into account WildBlue's right to dispute invoices in accordance with Section 17.6), all future payments for WildBlue Satellite Terminals, SMs, or SMTSs and components thereof ("PRODUCTS") shall be made in accordance with this Section. WildBlue shall pay fifty percent (50%) of the purchase price of any Order upon placing the Order, and Contractor shall invoice WildBlue for the remaining fifty percent (50%) of the purchase price in accordance with this Section. Contractor may, at any time, decline to deliver if WildBlue is in a delinquent




                        ViaSat and WildBlue Confidential
        payment status. WildBlue hereby grants to Contractor and Contractor retains a security interest in each Product and other Deliverable shipped and the proceeds therefrom (including accounts receivable) and the right of possession to the Products and other Deliverables shall remain with Contractor, until payment in full is made (provided that title and ownership to any software Products shall in any event and at all times be retained by Contractor since Software Products are provided under license only). WildBlue agrees to execute all financing statements or other statements or other documents and to do all other acts which Contractor may reasonably deem necessary to perfect and maintain such security interest, title and right in Contractor, and hereby authorizes Contractor to file this Agreement with appropriate authorities in order to protect Contractor's interests herein.

        17.7  DISPUTED CHARGES.

        Either Party may withhold payment of particular charges that such Party disputes in good faith. Each Party shall notify the other Party if it disputes any charges hereunder within ten (10) days after receipt of the invoice for such disputed charges, and will set forth its reasons for such dispute in reasonable detail. All disputes under this Section shall be resolved in accordance with Section 22 below.

18.     INFORMATION; CONFIDENTIALITY

        18.1.   CONTRACTOR INFORMATION.

                (a) Contractor Background Information and Contractor Foreground Information shall constitute Confidential Information of Contractor. WildBlue shall not possess or assert any Lien against or to Contractor Background Information or Contractor Foreground Information. No Contractor Background Information or Contractor Foreground Information, or any part thereof, shall be sold, assigned, leased, or otherwise disposed of to third parties by WildBlue or commercially exploited by or on behalf of WildBlue, its employees, vendors, contractors or agents, except as expressly provided herein.

                (b) Except as expressly provided herein, Contractor Confidential Information shall not be disclosed to any party without the prior written consent of Contractor, nor utilized by WildBlue for any purpose other than that of performing its obligations or exercising it rights hereunder.

        18.2.   WILDBLUE INFORMATION.

                (a) WildBlue Background Information and WildBlue Foreground Information shall constitute Confidential Information of WildBlue. Contractor shall not possess or assert any Lien against or to any WildBlue Background Information or WildBlue Foreground Information. No WildBlue Background Information or WildBlue Foreground Information, or any part thereof, shall be sold, assigned, leased, or otherwise disposed of to third parties by Contractor or commercially exploited by or on behalf of Contractor, its employees, vendors, contractors or agents, except as expressly provided herein.



                        ViaSat and WildBlue Confidential

                (b) Upon WildBlue's request, but subject to any continuing need of Contractor to fulfill its obligations hereunder, the termination or expiration of this Agreement (in whole or in part) for any reason (including termination for cause) or, with respect to any particular data, on such earlier date that the same shall be no longer required by Contractor in order to render the Services hereunder, such WildBlue Confidential Information (including copies thereof) shall be promptly returned to WildBlue by Contractor in a form reasonably requested by WildBlue or, if WildBlue so elects, shall be destroyed. Contractor shall certify to WildBlue in writing that Contractor has fully complied with the letter and the spirit of this Subsection.

                (c) Except as expressly provided herein, WildBlue Confidential Information shall not be disclosed to any party without the prior written consent of WildBlue, nor utilized by Contractor for any purpose other than that of performing its obligations or exercising its rights hereunder.

        18.3.   CONFIDENTIALITY.

                (a) CONFIDENTIAL INFORMATION. Contractor and WildBlue each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party which such Party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement and subject to Subsection (c)(i) of this Section, "CONFIDENTIAL INFORMATION" means all information, in any form, furnished or made available directly or indirectly by one Party to the other, including such information developed by either Party hereunder and used in or with the SMs, which is marked confidential, restricted, proprietary, or with a similar designation, including all WildBlue Background Information, WildBlue Foreground Information, Contractor Background Information and Contractor Foreground Information. Confidential Information also shall include, whether or not designated "Confidential Information": (i) all specifications, designs, documents, correspondence, software, documentation, Source Code, data and other materials and work products produced by either Contractor or its subcontractors in the course of performance of this Agreement; (ii) all information concerning the operations, affairs and businesses of a Party, the financial affairs of a Party, and the relations of a Party with its customers, employees and Authorized Resellers (including customer lists, customer information, account information and consumer markets);
                        (iii) software provided to a Party by or through the other Party; (iv) other information, systems designs and architecture, and data stored on magnetic media or otherwise or communicated orally by either Party, which a reasonable person would assume to be confidential, and obtained, received, transmitted, processed, stored, archived, or maintained by the other Party under this Agreement; and (v) WildBlue equipment forecasts and orders.

                (b)     OBLIGATIONS.

                        (i) Each Party's Confidential Information shall remain the property of that Party or its licensors except as expressly provided otherwise by the other provisions of this Agreement. WildBlue and Contractor shall each use at




                        ViaSat and WildBlue Confidential
                                least the same degree of care, but in any event no less than a reasonable degree of care, to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided that the Parties may disclose such Confidential Information to entities performing services required hereunder including subcontractors, suppliers or agents where (i) use of such entity is permitted to be used under this Agreement,
                                (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in this Section 18.3.

                        (ii) As requested by a Party during the Term and upon expiration or any termination of this Agreement (in whole or in part) and completion of the other Party's obligations under this Agreement subject to any continuing need to fulfill its obligations hereunder, the requested Party shall return or destroy, as the requesting Party may direct in writing, all material in any medium that contains, refers to, or relates to the requesting Party's Confidential Information, and retain no copies. The requesting Party shall certify to the other Party in writing that it has compiled with the spirit and the letter of this Subsection.

                        (iii) Each Party shall take reasonable steps to ensure that its employees comply with this Section 18.3.

                (c)     EXCLUSIONS.

                        (i) "Confidential Information" shall exclude any particular information which Contractor or WildBlue can demonstrate (1) was, at the time of disclosure to it, in the public domain; (2) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (3) was in the possession of the receiving Party at the time of disclosure to it; (4) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or (5) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement or regulations of a competent government body provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

                        (ii) Either Party may disclose the terms and conditions of this Agreement to third parties that (1) have expressed a bona fide interest in




                        ViaSat and WildBlue Confidential
                                consummating a significant financing, merger or acquisition transaction between such third parties and the disclosing Party, (2) have a reasonable ability (financial and otherwise) to consummate such transaction, and (3) have executed a nondisclosure agreement that includes within its scope the terms and conditions of this Agreement. Each Party shall endeavor to delay the disclosure of the terms and conditions of this Agreement until the status of discussions concerning such transaction warrants such disclosure. In addition, either Party may disclose the terms and conditions of this Agreement to its subcontractors, suppliers and agents under confidentiality obligations having a need to know.

                (d) LOSS OF CONFIDENTIAL INFORMATION. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party shall promptly, at its own expense: (i) notify the furnishing Party in writing; (ii) take such actions as may be necessary or reasonably requested by the furnishing Party to minimize the violation; and
                        (iii) cooperate in all reasonable respects with the furnishing Party to minimize the violation and any damage resulting therefrom.

                (e) NO IMPLIED RIGHTS. Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, whether express or implied, any rights or license to the Confidential Information of the other Party.

19.     WARRANTIES AND TECHNICAL SUPPORT

        19.1.   PASS THROUGH WARRANTIES.

                (a) Contractor will from time to time provide certain SM, WBST and/or SMTS components, Software and other items for which Contractor is entitled to warranties from the manufacturers, lessors or licensors of such items. Contractor shall pass through to WildBlue the benefits of such warranties to the extent that Contractor is able to do so pursuant to any agreements between Contractor and such manufacturers, lessors or licensors. Contractor will use commercially reasonable best efforts to obtain warranties from such manufacturers, lessors and/or licensors to provide to WildBlue hereunder.

                (b) WildBlue shall make no promises or representations to its customers on the behalf of Contractor and its employees and suppliers.

        19.2.   WARRANTY.

                (a) PERFORMANCE WARRANTIES. All WBSMs and WBST (including WBSM and WBST Software) are hereby warranted by Contractor in accordance with Schedule 13. SMTSs are hereby warranted by Contractor in accordance with
                        Schedule 22.



                        ViaSat and WildBlue Confidential

                (b) NONCONFORMING WBSM, WBST AND SMTS. Contractor's obligations and WildBlue's remedies for WBSMs and SMTS which fail to meet the warranties set forth in the preceding paragraph are as set out in Schedule 13 and
                        Schedule 22.

                (c) WARRANTY NOT APPLICABLE. This warranty shall not apply to any WBSM, WBST or SMTS or parts thereof, that (a) has had the Serial Number, Model Number, or other identification markings altered, removed or rendered illegible, (b) has been damaged by or subject to improper installation or operation, misuse, neglect or use with improper equipment; or (c) has been repaired or altered by other than Contractor personnel or has been subject to the opening of any sealed cabinet boxes without Contractor's prior written consent. Additionally, this warranty shall not apply to any parts of the WBSM, WBST or SMTS that have been provided by WildBlue or WildBlue supplier.

                (d) COMPONENTS. Contractor represents, warrants and covenants that all SM, WBST and SMTS components (excluding components provided by WildBlue or its suppliers) provided under this Agreement shall be new, not refurbished, reconditioned or re-manufactured. Notwithstanding the foregoing, Contractor may use refurbished, reconditioned or re-manufactured parts for warranty repair or replacement actions.

                (e)     SOFTWARE. During the Warranty Period (as defined in
                        Schedule 13 and Schedule 22), or any Extended Warranty Period (as defined in Schedule 14 and Schedule 23) purchased by WildBlue, for each SM, WBST and SMTS under warranty Contractor shall provide to WildBlue, at no cost, all Software Patches, Point Releases, Major Releases and other Software error corrections, bug fixes, patches and mandatory updates (collectively, "SOFTWARE CORRECTIONS") for distribution to WildBlue, Authorized Resellers and Users in accordance with
                        Schedule 13 and Schedule 22. After the Warranty Period, Contractor shall provide Software Corrections and Major Releases in accordance with Schedule 14 and Schedule 23 at the prices determined by Contractor from time to time. In addition, Contractor shall make available to WildBlue during the Term of this Agreement all updates, upgrades, enhancements and releases (collectively, "SOFTWARE UPDATES") related to SMs, WBSTs and/or SMTSs that Contractor makes available to other SM, WBSTs or SMTS customers, for prices that are no less favorable than the prices under which the Software Updates are made available to such other SM, WBST or SMTS customers. Software Corrections and Software Updates shall be considered to form part of the Software for purposes of this Agreement. Software Corrections and Software Updates shall be tested prior to release.

                (f) POST-WARRANTY SUPPORT. Contractor shall offer to WildBlue and its Authorized Resellers, Affiliates and Users post-warranty maintenance and support in accordance with the terms of Schedule 14 and Schedule 16.

        19.3. MONTHLY REPORTS. Contractor shall submit to WildBlue monthly reports, which summarize the number and types of problem and reasons for return (if known) warranty returns or WBSM field failures. These monthly reports shall be submitted within thirty




                        ViaSat and WildBlue Confidential

                (30) business days of the end of each month commencing after the Month 1 Production shipment.

        19.4.   EPIDEMIC FAILURES. If Epidemic Failures (as defined in Schedule
                13) occur the Parties shall have the rights and obligations set forth in Schedule 13.

        19.5.   OWNERSHIP OR USE.

                (a) Contractor represents, warrants and covenants that, upon delivery to WildBlue, all right, title and interest in SM, WBST and SMTS Hardware will pass to WildBlue free of all Liens, imperfections in title, claims, charges, restrictions, or other encumbrances.

                (b) Contractor represents and warrants that it has the right to license to WildBlue the SM, WBST and SMTS Software, the Contractor Background Information and Contractor Foreground Information as provided in this Agreement (collectively, "CONTRACTOR IP").

        19.6.   DISCLAIMER. THE EXPRESS WARRANTIES IN THIS SECTION 19 AND
                SCHEDULE 13 AND 14 ARE WILDBLUE'S SOLE REMEDY FOR WildBlue Satellite Terminals, SMs AND SMTSs FOUND TO BE DEFECTIVE AFTER ACCEPTANCE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE USE OF THE WildBlue Satellite Terminals, SMs AND SMTSs. EXCEPT FOR THE EXPRESS WARRANTIES IN THIS SECTION 19 AND SCHEDULE 13 AND 14, THE WildBlue Satellite Terminals, SMs AND SMTSs ARE PROVIDED "AS IS" AND CONTRACTOR MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED OF ANY KIND WITH RESPECT TO THE SMs, WHETHER WRITTEN OR ORAL, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR BASED ON ANY SAMPLE OR MODEL.

        19.7. TECHNICAL SUPPORT. Contractor shall provide technical support to WildBlue to the extent set forth in Schedule 13 and this Agreement.

20.     INDEMNITIES

        20.1. INDEMNITY BY CONTRACTOR. Contractor shall indemnify, defend and hold harmless WildBlue and its affiliates and their respective officers, directors, employees, agents, successors, and assigns from any and all Losses from claims arising from, in connection with, or based on allegations of any of the following:

                (a) third party claims arising out of Contractor's performance hereunder, including breach of this Agreement;

                (b) third party claims arising out of Contractor's failure to observe or perform any duties or obligations to third parties, including its subcontractors;



                        ViaSat and WildBlue Confidential

                (c) third party claims arising out of the manufacture, distribution, or intended use of WildBlue Satellite Terminals, SMs or SMTSs, due to Contractor's negligence or willful misconduct;

                (d) third party claims (including claims by any employee, agent, customer, business invitee or business visitor or other person) for death or personal injury caused by the SMs or the tortious conduct of Contractor or its Affiliates;

                (e) claims for damage to real or tangible property caused by the WildBlue Satellite Terminals, SMs or SMTSs or the tortious conduct of Contractor or its Affiliates;

                (f) Contractor's breach of its obligations with respect to WildBlue Confidential Information;

                (g) governmental claims arising out of Contractor's failure to comply with applicable law that it is required to comply with under this Agreement or to obtain those permits it is required to obtain under the Contract;

                (h) any third party claim, demand, charge, action, cause of action, or other proceeding asserted against WildBlue but resulting from an act or omission of Contractor in its capacity as an employer of a person.

        20.2. INDEMNITY BY WILDBLUE. WildBlue shall indemnify, defend and hold harmless Contractor and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses from claims arising from, in connection with, or based on allegations of any of the following:

                (a) third party claims arising out of WildBlue's failure to observe or perform any duties or obligations to third parties;

                (b) third party claims arising out of WildBlue's breach of its obligations with respect to Contractor Confidential Information;

                (c) third party claims (including claims by any employee, agent, customer, business invitee or business visitor or other person) for death or personal injury caused by the tortious conduct of WildBlue or its Affiliates;

                (d) governmental claims arising out of WildBlue's failure to comply with applicable law that it is required to comply with under this Agreement or to obtain those government approvals it is required to obtain under this Agreement;

                (e) claims for damage, loss or destruction of any real or tangible personal property caused by tortious conduct of WildBlue or its Affiliates;

                (f) any third party claim, demand, charge, action, cause of action, or other proceeding asserted against Contractor but resulting from an act or omission of the WildBlue in its capacity as an employer of a person; and



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                                                                              36

        20.3. INTELLECTUAL PROPERTY INFRINGEMENT. Contractor shall indemnify, defend and hold harmless WildBlue from and against any claim, suit or proceeding ("SUIT") brought against WildBlue based on a claim that the WildBlue Satellite Terminals, SMs or SMTSs furnished hereunder when used in accordance with Contractor specifications infringes any Intellectual Property Right (including misappropriation of trade secrets) of any third party. If the use or distribution of an SM or SMTS is in such suit held to constitute infringement and the use thereof is enjoined or in the event of institution of a Suit or notification of the reasonable possibility thereof, Contractor shall at its own expense, at its option, either (a) procure for WildBlue the right to continue exercising the rights of WildBlue under this Agreement, (b) replace or modify the WildBlue Satellite Terminals, SMs, or SMTSs, or such Mark, so that it becomes non-infringing and remains functionally equivalent, or, in the event that neither (a) nor (b) can be achieved, using reasonable commercial best efforts, (c) refund to WildBlue any payments made by WildBlue to Contractor and terminate this Agreement by written notice to WildBlue, subject to Article 23 (Termination). The foregoing states the entire liability of Contractor and the exclusive remedy of WildBlue with respect to any alleged patent, copyright or other infringement by WildBlue Satellite Terminals, SMs or SMTSs provided hereunder.

                The foregoing shall not apply and Contractor shall have no liability for infringement based on: (a) any change or modification made by WildBlue or others without Contractor's consent after delivery of the WildBlue Satellite Terminals, SMs or SMTSs; (b) any use of any WildBlue Satellite Terminals, SM or SMTS in combination with other hardware or software products or in any manner for which the WildBlue Satellite Terminals, SMs or SMTSs were not designed, to the extent such infringement was based on such use; (c) compliance by Contractor with WildBlue's designs, specifications or instructions; (d) use of any release or version of any WildBlue Satellite Terminals, SM or SMTS Software other than the most current release made available by Contractor, if infringement could have been avoided by use of such release, (e) any use of WildBlue Background Information, WildBlue Foreground Information or Third Party Information provided by WildBlue hereunder, or (f) use of WildBlue's trademarks or third party trademarks designated by WildBlue under the terms hereof. WildBlue shall indemnify Contractor for any Suit brought against Contractor to the extent attributable to infringement or misappropriation excluded from Contractor's indemnity obligations under the foregoing clauses (a)-(f).

        20.4. INDEMNIFICATION PROCEDURES. With respect to third party claims, the following procedures shall apply:

                (a) NOTICE. Promptly after receipt by any entity entitled to indemnification under Sections 20.1 through 20.3 of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate actual damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the



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                        indemnitor elects to assume control of the defense and
                        settlement of that claim (a "NOTICE OF ELECTION").

                (b) PROCEDURE FOLLOWING NOTICE OF ELECTION. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and
                        (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

                (c) PROCEDURE WHERE NO NOTICE OF ELECTION IS DELIVERED. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend and/or settle the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such Losses.

        20.5. SUBROGATION. If an indemnitor shall be obligated to indemnify an indemnitee pursuant to Sections 20.1 through 20.3, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

21.     LIABILITY

        Each Party shall have a duty to use commercially reasonable efforts to mitigate damages for which the other Party is responsible.

22.     DISPUTE RESOLUTION

        Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by Contractor or WildBlue, shall be resolved as provided in this Article 22. Each Party agrees that during any dispute resolution process or procedure it will use reasonable commercial efforts to continue to perform under the agreement until such dispute is resolved in accordance with this Article 22.

        22.1. INFORMAL DISPUTE RESOLUTION. Subject to Section 22.3, prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally pursuant to this Section 22.1. Upon the written request of a Party, each Party



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                shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

                (a) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

                (b) During the course of discussion, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.

                (c) The specific format for the discussions shall be left to the discretion of the designated representatives.

                (d) If the designated representatives fail to resolve the dispute, the Parties agree to escalate the dispute resolution process to a higher executive level, and then to the CEO level. Each level of informal dispute resolution will be allowed no more than fifteen (15) days, unless otherwise mutually agreed by the Parties.

        22.2.   ARBITRATION.

                (a) Subject to Subsection 22.2(b), and 22.4, if the Parties fail to resolve a dispute pursuant to Section 22.1 above, either Party may then refer such dispute to be settled by submission to the CPR Institute for Dispute Resolution ("CPR") for binding arbitration in Denver, Colorado if Contractor is demanding such arbitration and San Diego, California if WildBlue is demanding such arbitration under the then current CPR "Non-Administered Arbitration Rules" or any successor CPR rules, and the procedures specified under this Section 22.2. Each Party consents to the enforcement of any such arbitration award or judgement in its home jurisdiction. Any arbitration shall be conducted and enforced in accordance with the following principles:

                        (i) STANDARD ARBITRATION. Selection of Arbitrators. Arbitration shall be conducted by three (3) arbitrators with each Party to this Agreement selecting one arbitrator each and the two selected arbitrators then selecting the third arbitrator. Each arbitrator shall be independent of the Parties and shall have at least ten (10) years of experience in commercial transactions, including transactions involving communications technology companies.

                        (ii) LIMITED DISCOVERY. Prior to the commencement of the arbitration, each Party shall be entitled to take limited discovery, including the rights to request a reasonable number of documents, to serve no more than twenty (20) interrogatories and to take no more than three (3) depositions. Each




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

                                Party may seek the right to serve additional interrogatories and to take additional depositions upon a showing of good faith to the arbitrators, who can grant or deny any such request, in whole or part, in their sole discretion. This limited discovery shall be conducted in accordance with the Federal Rules of Civil Procedure, which shall be interpreted and enforced by the arbitrators. Any disputes regarding whether a Party has requested a "reasonable" number of documents shall be determined by the arbitrators in their sole discretion.

                        (iii) HEARING AND DECISION. The arbitrators shall, as soon as practicable and upon fifteen (15) days written notice to each Party, conduct an arbitration hearing and proceeding on the merits of the dispute giving effect to this Agreement as interpreted under New York law and thereafter shall issue a preliminary written decision citing the basis for the decision, including findings of fact and conclusions of law. The Parties shall have two (2) business days to file a written response to such preliminary decision, and thereafter the arbitrators shall as soon as practicable issue a final and binding decision. The decision of the arbitrators shall be based on a majority vote. As part of such decision, the arbitrators shall also be required to determine if any equitable adjustment to the applicable schedules for performance herein is appropriate and the extent of such adjustment.

        22.3. INJUNCTIVE RELIEF. Notwithstanding Subsections 22.1 or 22.2, either Party may obtain preliminary or temporary injunctive relief, including specific performance, or relief in and of arbitration at any time from a court of competent jurisdiction where immediate irreparable harm to that Party is threatened by the other Party's acts or omissions; provided, however, that requests for permanent injunctive relief shall be arbitrated pursuant to Section 22.2(a).

        22.4. VENUE AND JURISDICTION. Each Party consents to the exclusive jurisdiction and venue in a competent court in the County of Denver, State of Colorado and the County of San Diego, State of California, in the event of any dispute between the Parties arising out of or relating to this Agreement that is permitted under this Article 22 to be resolved by litigation or in the enforcement of any award granted pursuant to this Article 22, and each Party agrees that it shall file any suit against the other Party only in such courts.

23.     TERMINATION

        23.1.   TERMINATION FOR CAUSE.

                (a)     If Contractor:

                        (i) commits a material breach of this Agreement and, in the case of a breach capable of being cured, fails to cure such breach within thirty (30) days (except as expressly set forth herein) after written notice from WildBlue to Contractor detailing the particulars of such breach and requiring that it be remedied; or



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                        (ii)    ceases to carry on its business; a receiver or
                                similar officer is appointed for Contractor and is not discharged within sixty (60) days; admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit or its creditors or another arrangement of similar import; or proceedings under bankruptcy or insolvency laws are commenced by or against Contractor and are not dismissed within ninety (90) days;

                then WildBlue may, by giving written notice to Contractor, terminate this Agreement, in whole or in part, as of a date specified in the notice of termination ("TERMINATION DATE"). If WildBlue chooses to terminate this Agreement in part, the charges payable under this Agreement will be appropriately adjusted to reflect those services that are terminated. Any of the foregoing reasons for which WildBlue may terminate this Agreement shall be referred to as "CAUSE." Except as expressly limited by this Agreement, if WildBlue terminates this Agreement for Cause, WildBlue shall have all remedies available to it in law and at equity.

                (b)     If WildBlue:

                        (i) commits a material breach of this Agreement and, in the case of a breach capable of being cured, fails to cure such breach within thirty (30) days (except as expressly set forth herein) after written notice from Contractor to WildBlue detailing the particulars of such breach and requiring that it be remedied; or

                        (ii) fails to pay Contractor undisputed charges when due under the Agreement and fails to cure such breach within thirty (30) days of written notice from Contractor of such breach; or

                        (iii) ceases to carry on its business; a receiver or similar officer is appointed for WildBlue and is not discharged within thirty (30) days; admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit or its creditors or another arrangement of similar import; or proceedings under bankruptcy or insolvency laws are commenced by or against WildBlue and are not dismissed within sixty (60) days;

                        Contractor may, by giving written notice to WildBlue, terminate this Agreement as of a Termination Date and any such reason for termination shall be referred to as "Cause". Except as expressly limited by this Agreement, if Contractor terminates this Agreement for Cause, Contractor shall have all remedies available to it in law and at equity.

        23.2.   TERMINATION FOR CONVENIENCE.

                (a) After acceptance and payment for all the Milestones listed in Section 5.4, WildBlue may terminate this Agreement, in whole or in part, for convenience by giving Contractor written notice of termination or by failing to provide written confirmation as set forth is
                        Section 23.2(b). Such notice shall designate a




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

                        Termination Date, which date shall be not less than sixty (60) days after the date of such notice and the amounts set forth in Sections 23.2(b), 23.2(c) and 23.2(d), if any, shall be immediately due and paid.

                (b) Article 8 sets forth the Initial WildBlue Satellite Terminal Order and Initial SMTS Order. If WildBlue terminates these Initial Orders pursuant to Section 23.2(a) or fails to confirm any part of these Initial Orders in writing, by May 1, 2003, WildBlue shall pay Contractor ***. If both of the Initial Orders were either terminated pursuant to Section 23.2(a) or by failing to confirm both Initial Orders, this Agreement shall be terminated. Except as set forth in Section 23.2(c) and Section 23.2(d), payment of this amount shall be the sole liability of WildBlue for payment of said terminated Order in connection with a termination pursuant to this Section 23.2.

                (c) In addition to the payment in 23.2(b) above, if WildBlue elects to terminate, in whole of part, this Agreement or any Order(s) for WBSMs or WBSTs for convenience less than 180 days prior to the firm delivery date for those Orders (as established by Schedule 9 and Schedule 20) , WildBlue shall pay Contractor an amount calculated in accordance with the following schedule:

                        (i) 150-180 days from the Delivery Date: ***of price of terminated units scheduled for delivery during this period;

                        (ii) 120-150 days from the Delivery Date: *** of price of terminated units scheduled for delivery during this period;

                        (iii) 90-120 days from the Delivery Date: *** of price of terminated units scheduled for delivery during this period; and

                        (iv) less than 90 days from the Delivery Date: *** of price of terminated units scheduled for delivery during this period.

                (d) In addition to the payment in 23.2(b) above, if WildBlue elects to terminate, in whole of part, this Agreement or any Order for SMTSs for convenience less than 180 days prior to the first scheduled production delivery, WildBlue shall pay Contractor according to the following schedule:

                        (i) 120-180 days from the Delivery Date: *** of price of terminated units scheduled for delivery during this period;

                        (ii) 90-120 days from the Delivery Date: *** of price of terminated units scheduled for delivery during this period;

                        (iii) 60-90 days from the Delivery Date: *** of price of terminated units scheduled for delivery during this period; and

                        (iv) less than 60 days from the Delivery Date: *** of price of terminated units scheduled for delivery during this period.


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        23.3.   EFFECT OF TERMINATION OR EXPIRATION; WIND DOWN.

                After expiration or termination of the Agreement and, if Contractor has delivered and received payment for at least 50,000 WBSTs or SMs, Contractor agrees to provide Post Warranty Support and Maintenance (in accordance with Schedule 14) for four (4) years after the date of the delivery and full payment of 50,000 WildBlue Satellite Terminals or SMs and technical support services as identified in Schedule 14 Section 1, for twelve (12) months after the effective date of expiration or termination of the Agreement. WildBlue will pay Contractor for Post Warranty Support and Maintenance and technical support services in accordance with the applicable Schedules; provided that if the Agreement is terminated by WildBlue for cause, then Contractor will provide such technical support as reasonably requested to support WildBlue's transition to another supplier at no cost for up to four (4) months after the effective date of termination.

24.     LIMITATION OF LIABILITY.


        EXCEPT FOR (A) CONTRACTOR'S POTENTIAL LIABILITY FOR LIQUIDATED DAMAGES,
        (B) DAMAGES RESULTING FROM EITHER PARTY'S BREACH OF SECTION 18 (CONFIDENTIALITY), AND (C) A PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, REVENUE, GOOD WILL OR LOSS OF USE OR DATA) ARISING OUT OF OR RELATED TO: (I) THE SMS, WILDBLUE SATELLITE TERMINAL AND SMTS; (II) THE USE OF AN SM, WILDBLUE SATELLITE TERMINAL OR SMTS;
        (III) THE RESULTS OF ANY USE OF AN SM, WILDBLUE SATELLITE TERMINAL OR SMTS; (IV) THE INTEGRATION OF SMS WITH EQUIPMENT NOT PROVIDED BY CONTRACTOR; (V) OTHERWISE RELATING TO THE FUNCTIONING OF AN SM, WILDBLUE SATELLITE TERMINAL OR SMTS; OR (VI) A PARTY'S PERFORMANCE (OR FAILURE TO PERFORM) ITS OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAD BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES OR COSTS.

        EXCEPT WITH RESPECT TO (A) WILDBLUE'S PAYMENT OBLIGATIONS PURSUANT TO
        SECTION 17.1 AND SECTION 23.2, AND (B) FOR BREACHES OF SECTION 18, THE MAXIMUM AGGREGATE LIABILITY OF CONTRACTOR OR WILDBLUE, THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, SUBCONTRACTORS AND AGENTS, UNDER THIS AGREEMENT FOR ALL LOSSES, DAMAGES, EXPENSES OR INJURIES, WHETHER UNDER CONTRACT, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY), BY STATUTE, OTHER LEGAL THEORY OR OTHERWISE, ARISING OUT OF THE PERFORMANCE, NON-PERFORMANCE OR IMPROPER PERFORMANCE BY CONTRACTOR OR WILDBLUE, AS THE CASE MAY BE, OF ITS OBLIGATIONS HEREUNDER, SHALL BE LIMITED TO, IN ANY AND ALL EVENTS, THE GREATER OF
        (X) ***, AND (Y) THE AGGREGATE AMOUNT PAID BY WILDBLUE TO CONTRACTOR HEREUNDER IN THE 12 MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

25.     GENERAL


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


        25.1. BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding on the Parties hereto and their respective successors and permitted assigns. Neither Party may, or shall have the power to, assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except no consent shall be required in connection with the merger, consolidation, sale, or other transfer of all or substantially all the business and/or assets of such Party.

        25.2. ENTIRE AGREEMENT. This Agreement, including any Schedules referred to herein and attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. In particular, this Agreement supersedes both the Prior Agreements, which Prior Agreements are terminated and are of no further force or effect as to events occurring after the termination of said Prior Agreements. Each Party acknowledges that, as of the Effective Date, Contractor has fully performed its development, document and delivery obligations under the Prior Agreements, and WildBlue has fully performed its payment obligations therefor, and each Party covenants not to assert any claim that the other Party breached any said obligation under a Prior Agreement.

        25.3.   COMPLIANCE WITH LAWS AND STANDARDS.

                (a) Each Party agrees that its execution, delivery, and performance of this Agreement shall not constitute (i) a violation of any judgment, order, or decree; (ii) a material default under any material contract by which it or any of its material assets are bound; or (iii) an event that would, with notice or lapse of time, or both, constitute such a default as described in (ii).

                (b) Subject to Contractor's obligations under Sections 5.3(b) hereof, each Party shall be responsible for, and shall coordinate and oversee compliance with the laws and regulations in respect of items exported or imported hereunder by it. The Parties acknowledge that certain Intellectual Property Rights, including those related to the SM and SMTS Software and technical data to be provided hereunder and certain transactions hereunder, may be subject to export controls under the laws and regulations of the United States and other countries. Neither Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations.

        25.4. NOTICES. All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when received if delivered by hand, (ii) one (1) day after being given for next day delivery to an express, overnight courier with a reliable system for tracking delivery, or (iii) five (5) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:



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


              If to WildBlue:                            If to Contractor:
              WildBlue Communications, Inc.              ViaSat, Inc.
              4600 South Syracuse St., Suite 500         6155 El Camino Real
              Denver, CO 80237                           Carlsbad, CA 92009
              Phone: 720-554-7400                        Phone: 760-476-2200
              Fax: 720-554-7500                          Fax: 760-929-3926

              Contact Persons:                           Contact Persons:

              ***                                        ***


        A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

        25.5. COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

        25.6. RELATIONSHIP OF PARTIES. Contractor, in furnishing SMs hereunder, is acting as an independent contractor, and Contractor has the sole right and obligation to supervise, manage, direct, procure, perform or cause to be performed, all work to be performed by Contractor under this Agreement. Neither Party is an agent of the other Party nor has a Party any authority to represent the other Party as to any matters, except as expressly authorized in this Agreement.

        25.7. SEVERABILITY. If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

        25.8. CONSENTS AND APPROVAL. Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

        25.9.   WAIVER OF DEFAULT; CUMULATIVE REMEDIES.

                (a) No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.



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                (b)     Except as otherwise expressly provided herein and
                        subject to Section 19.2 above, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

        25.10. SURVIVAL. All provisions with respect to payment obligations hereunder, Sections 1, 2, 3, 4.2, 10, 17, 18, 9, 20, 21, 22, 23
                and 24, and any other provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement (in whole or in part) shall survive any termination or expiration of this Agreement (in whole or in part, as applicable) and continue in full force and effect, but shall not extend the applicable statute of limitations.

        25.11. PUBLIC DISCLOSURES. Except as may be required by applicable law or in response to an order of a court of competent jurisdiction or government agency, neither Party nor its subcontractors will issue a press release or other public announcement concerning the subject matter of this Agreement without the prior approval of the other Party, which approval shall not be unreasonably withheld or delayed. Such approval must be provided (or the notice that such approval is withheld must be provided) as soon as practicable but in not event later than five (5) days after the request of the other Party. Except as authorized by Sections
                7.3 or 18, all media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved in writing by both Parties prior to release.

        25.12. THIRD PARTY BENEFICIARIES. Except as specifically provided in this Agreement, this Agreement is entered into solely between, and may be enforced only by, WildBlue and Contractor. This Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

        25.13. AMENDMENT. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.

        25.14.  INCORPORATION BY REFERENCE AND ORDER OF PRECEDENCE.

                (a) The Schedules and Attachments attached hereto are hereby incorporated by reference into this Agreement. Any amendments to Schedules and Attachments, and any other Schedules and Attachments that are agreed upon in writing by the Parties subsequent to the Effective Date, shall likewise be incorporated by reference into this Agreement.

                (b) Any conflict among or between the documents making up this Agreement will be resolved in accordance with the following order of precedence (in descending order of precedence):

                        (i)     Change Orders;



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                                                                              46

                        (ii)    This Agreement;

                        (iii) The Schedules (Any conflict among or between the following Schedules will be resolved in accordance with the following order of precedence (in descending order of precedence):
                                Schedule 1 (Satellite Modem Product
                                Description), Schedule 3 (SM/SMTS Functional
                                Specification), Schedule 4 (IDU/ODU Interface Specification), Schedule 2 (WildBlue Radio Frequency Interface Specification),); and

                        (iv)    Orders.

        25.15. GOVERNING LAW. This Agreement and performance under it shall be governed by and construed in accordance with the laws of state of New York without regard to its choice of law principles. The International Sale of Goods Convention shall not apply to this Agreement.

        25.16. COVENANT OF GOOD FAITH. Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

        25.17. AUTHORIZATION. Each Party represents and warrants to the other that:

                (a) it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

                (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party; and

                (c) is not subject to any contractual or other obligation that would prevent it from entering into or performing this Agreement.



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                                                                              47

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned officers, thereunto, duly authorized, as the Effective Date.

WILDBLUE COMMUNICATIONS, INC.            VIASAT, INC.

By: ________________________             By: ________________________
    David M. Brown                           Stephen W. Cable
    Vice President and General Counsel       Vice President, Broadband Systems.
Date: December 12, 2001                  Date: December 12, 2001.




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





                                   SCHEDULE 1

                       SATELLITE MODEM PRODUCT DESCRIPTION

                           VERSION 9, DATED 2/23/2001


                                      ***

                             [19 pages omitted]


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





                                   SCHEDULE 2

                WILDBLUE RADIO FREQUENCY INTERFACE SPECIFICATION

                             DATED JANUARY 24, 2001

                                      ***

                               [82 pages omitted]


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                                                                               1

                                   SCHEDULE 3

                        WILDBLUE PRODUCT PHASING DOCUMENT

                           VERSION 1, JULY 20, 2001.

                                      ***

                               [13 pages omitted]


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                                                                               1

                                   SCHEDULE 4

                        IDU/ODU INTERFACE SPECIFICATION.

                           DRAFT 1, FEBRUARY 22, 2001

                                      ***

                               [10 pages omitted]


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                                                                               1

                                   SCHEDULE 5

        WILDBLUE RESPONSIBILITIES

--------------------------------------------------------------------------------
DELIVERIES FROM MAJOR COMPONENT
VENDOR (MCV)                                   Each deliverable meeting the
                                               requirements set forth in the
                                               applicable agreement (including
                                               statement of work and technical
                                               attachments) between Major
                                               Component Vendor and WildBlue.

***
 .............................................  ***


PEP INTERFACE

***                                            ***
 .............................................


      EQUIPMENT & SERVICES ACCOUNT                   DELIVERY DATE

***                                            ***

--------------------------------------------------------------------------------



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



                                   SCHEDULE 6

                                    RESERVED




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                                                                               1

                                   SCHEDULE 7

                                    RESERVED




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                                   SCHEDULE 8

            MINIMUM ORDER COMMITMENT AND MAXIMUM CAPACITY COMMITMENT

--------------------------------------------------------------------------------------------
SCHEDULED MONTH FOR                                                       MAXIMUM NUMBER OF
DELIVERY                             MINIMUM NUMBER OF UNITS(1)                UNITS(2)
                                  --------------------------------        ------------------
                                  WBST-A            WBST-B or SM-B        (WBST-A/WBST-B)
                                                        Version
--------------------------------------------------------------------------------------------
Production Month 1                 ***                    ***                    ***

--------------------------------------------------------------------------------------------
Production Month 2                 ***                    ***                    ***

--------------------------------------------------------------------------------------------
Production Month 3                 ***                    ***                    ***

--------------------------------------------------------------------------------------------
Production Month 4                 ***                    ***                    ***

--------------------------------------------------------------------------------------------
Production Month 5                 ***                    ***                    ***

--------------------------------------------------------------------------------------------
Production Month 6                 ***                    ***                    ***

--------------------------------------------------------------------------------------------
Production Month 7                 ***                    ***                    ***

--------------------------------------------------------------------------------------------
Production Month 8                 ***                    ***                    ***

--------------------------------------------------------------------------------------------
Production Month 9                 ***                    ***                    ***

--------------------------------------------------------------------------------------------
Production Month 10 and     In accordance with    In accordance with             ***
on                             SM Order and          SM Order and
                             Delivery Forecast     Delivery Forecast
                               (Schedule 9)          (Schedule 9)
--------------------------------------------------------------------------------------------

After the SM-B version has gone through Acceptance Testing, the SM-A column will no longer be applicable

For the purposes of this Agreement, Production Month 1 is defined to be the month selected for delivery within the time period set forth in Schedule 9. ***.



--------
(1) After the SM-B version has gone through Acceptance Testing, the SM-A column will no longer be applicable (1)


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

                                   SCHEDULE 9

                      WBST/WBSM ORDER AND DELIVERY FORECAST

Beginning 9 months prior to the first scheduled WBST and/or WBSM delivery and continuing through the Term, WildBlue will provide an Order and Delivery Forecast to the Contractor. For the Initial WBST Order of Section 8.3 of this Agreement, the first delivery date shall be no earlier than *** and no later than ***. The Order and Delivery Forecast will include a firm commitment for the amount of the SMs required for delivery with specified configuration for the one month period commencing on the first day of the third month following the date of the Order and Delivery Forecast and a forecast for the subsequent five months. Coincident with providing the Order and Delivery Forecast, WildBlue will issue an Order for the units identified as the firm commitment.

For example, an Order Delivery Forecast on January 1st will include a firm commitment and an accompanying Order for deliveries commencing on April 1st, with April deliveries required to be delivered prior to the month end. A month as set forth herein is a calendar month. After the initial Order and Delivery Forecast, subsequent submittals shall be consistent with Schedule 8 and the constraints on month to month forecast changes set forth below for a forecast submitted 3 months prior to the first day of month 1.

        Month         Specified Qty         Requirement(1)
        -----         -------------         -----------
           1                 A              +/- 15% of Previous Month 2

           2                 B              +/- 25% of Previous Month 3

           3                 C              +/- 50% of Previous Month 4

           4                 D              Consistent with Schedule 8

           5                 E              Consistent with Schedule 8

           6                 F              Consistent with Schedule 8


If at the time of an Order and Delivery Forecast, the SM-B version has not gone through Acceptance Testing and been Accepted, WildBlue shall provide a forecast for both SM-A and SM-B versions. Upon receipt of the Order and Delivery Forecast, Contractor shall accept Month 1 as a firm Order subject to the terms and conditions of the Agreement. If Contractor has information that parts shortages, supplier quality issues or other factors would preclude Contractor's ability to meet the forecast deliveries in any or all of months 2 through 6, Contractor has 12 days to submit a revised forecast proposal to WildBlue. The revised forecast proposal shall include Contractor's plan of action to minimize the impact on the forecast and Contractor's proposed revision. Upon WildBlue's approval of the plan, which shall not be unreasonably withheld, the revised forecast becomes the formal Order and Delivery Forecast for that period.


----------
(11) WildBlue may request a delayed delivery schedule subject to the terms agreed to in this Agreement. If WildBlue desires to purchase a greater number during any month than is permitted in the forecast schedule, Contractor will provide WildBlue with a written response indicating the additional units above the previous forecast which can be committed to in the forecast.


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

If WildBlue fails to deliver any forecast as required in this Agreement, Contractor shall be entitled to proceed based on the last previous forecast delivered.

      FOR CLARIFICATION ONLY OF THE FORECAST PROCESS, THE FOLLOWING EXAMPLE IS
PROVIDED:

                 Previous Forecast -- each month, non-cumulative


                  Order and Delivery Forecast Provided July 1st

-----------------------------------------------------------------------------------------
Month 1          Month 2        Month 3        Month 4        Month 5       Month 6

(Oct.)           (Nov.)         (Dec.)         (Jan.)         (Feb.)        (Mar.)

10,000 (Firm     11,000         12,000         40,000         17,000        18,000
Order)                                         (Forecast      (Forecast     (Forecast
                                               only)          only)         only)
-----------------------------------------------------------------------------------------

                                Updated Forecast

                  Order and Delivery Forecast Provided August 1

-----------------------------------------------------------------------------------------
Month 1          Month 2       Month 3         Month 4        Month 5       Month 6

(Nov.)           (Dec.)        (Jan.)          (Feb.)         (Mar.)        (April)

12,650           15,000        50,000          48,000         20,000        20,000

(within +/-      (within +/-   (within +/-     (Forecast      (Forecast     (Forecast
15% of           25% of        50% of          Only)          Only)         Only)
previous         previous      previous
forecast for     forecast      forecast for
Nov.)            for Dec.)     Jan. but
                               cannot exceed
(now Firm)                     50,000 per
                               Schedule 8)
-----------------------------------------------------------------------------------------



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                                                                               2

                                   SCHEDULE 10

                                   LABOR RATES

The rates and guidelines for expenses and travel set forth on this Schedule apply only to those Services identified in the Agreement

                                CONTRACTOR RATES

--------------------------------------------------------------------------------
          GRADE                  CATEGORY                 HOURLY RATE
--------------------------------------------------------------------------------
           E 1                   Executive                    ***
--------------------------------------------------------------------------------

           E 2                 Sr./Lead Eng.                  ***
--------------------------------------------------------------------------------

           E 3                     Eng.                       ***
--------------------------------------------------------------------------------

           E 4                   Jr. Eng.                     ***
--------------------------------------------------------------------------------

           T 1              Field Service Eng.                ***
--------------------------------------------------------------------------------

            T                      Tech                       ***
--------------------------------------------------------------------------------

            S                     Support                     ***

--------------------------------------------------------------------------------


1) The rates set forth above are in effect through the Calendar Year 2001. Thereafter, Contractor will increase the labor rates at the end of each Calendar Year, beginning 12/31/01 to reflect Contractor's then current rates; provided that Contractor shall ensure that the rates charged to WildBlue are no less favorable than the rates charged for similar services and terms to any other customer or affiliated party of Contractor and that such rates shall not increase by more than *** percent (***%) at the end of a calendar year.

2) Contractor shall also be reimbursed for its reasonable, documented expenses related to travel, per diem and other related expenses. Such reimbursement shall be at Contractor's cost in accordance with its accounting system plus an administrative fee of ten percent (10%). WildBlue will not be obligated to reimburse Contractor for any expenses related to travel, per diem and other related expenses in excess of two thousand dollars ($2,000), unless WildBlue has provided its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, prior to such expenses being incurred.


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                                                                               1

                                   SCHEDULE 11

                  WILDBLUE SATELLITE TERMINAL PRICING SCHEDULE

--------------------------------------------------------------------------------
  SCHEDULED DELIVERY                                UNIT PRICE
     DATE IN 2002
--------------------------------------------------------------------------------
                               WBST-A(1)         SM-B          WBST-B
--------------------------------------------------------------------------------
August through Term             $***          TBD IAW          TBD IAW
                                              Section 16.4     Section 16.4
--------------------------------------------------------------------------------


Plus reasonable start up costs, including costs for any requested functionality that is not available in the existing product. WildBlue and Contractor will negotiate in good faith to establish appropriate ramp up times and start up costs for production of these units.

        o   The WBST-A price is based upon the design Contractor presented at CDR with the following additional requirements:
        .......................................................................


***


        o WildBlue highly encourages the following features, but they are not requirements:

 ***


The above price commitment is predicated on the availability of  ***.


----------
(1) WBST-A pricing is for a minimum order of *** units



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                                                                               1

                                   SCHEDULE 12

                                CONTRACTOR MARKS

1.  ViaSat(R)

2.  ViaSat Satellite Networks(TM) (Not for use on SM).




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                                                                               1

                                   SCHEDULE 13

          WBSM/WBST TECHNICAL SUPPORT, WARRANTY SUPPORT AND MAINTENANCE

                      TECHNICAL SUPPORT FOR WBSMs AND WBSTs

For the purposes of this schedule, references to SMs apply equally to WBSMs and WBSTs. During the Term, Contractor will make available to WildBlue at Contractors then current commercial rates (except as noted below) technical support and services, which shall include, but not be limited to, the provision of the following services:

      1. Beginning with the delivery and payment of the first *** production SMs, at no additional charge, telephone support to the WildBlue technical team, 24 hours per day, seven days per week for production SM related problems during system integration testing, and the first six months of SMs operating in the field and communicating through a WildBlue satellite.

      2. Contractor must provide at no additional charge, via a web-based application, a list of the number of times WildBlue's personnel contacted Contractor's technical support, with the date and time of contact, the problem, and disposition of the call. Such application must be updated such that status of the call must be provided via the web within 24 hours. As the problem is solved/escalated status must be provided on the web based application within a reasonable period of time.

      3. Assistance in the diagnosis and resolution of hardware and software problems.

      4. Assistance in expediting priority replacement parts or systems required on an emergency basis.

      5. Assistance in the support of the initial implementation of SMs and during installation of significant SM updates and/or changes.

      6. Support in the preparation and analysis of failure and discrepancy reports, as required.

      7. Cooperation in providing reasonable guidelines and documentation to ensure the necessary tracking and resolution of engineering, installation and service complaints.

WARRANTY

      1. Contractor warrants to WildBlue that upon delivery of the SM to WildBlue all right, title and interest in SM Hardware will pass to WildBlue free of all liens, imperfections in title, claims, charges, restrictions, or other encumbrances. Contractor warrants to WildBlue that the SM Hardware (except for operating systems SM Software furnished) shall be new, free from defects in material and workmanship, and that the SM Hardware and SM Software shall perform in material conformance with the Specifications, for a period of one
            (1) year from installation date but in no event more than 30 months from delivery. (the "WARRANTY PERIOD"). All warranties shall survive inspection, acceptance and payment. WildBlue shall reasonably cooperate with Contractor in implementing the most cost efficient, cost effective warranty procedures.



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                                                                               1

      2. During the Warranty Period, SMs that are subject to Defects shall be returned to Contractor for repair or replacement at no charge or cost to WildBlue, Authorized Reseller or User. Unless otherwise agreed by Contractor and WildBlue, for SMs that are returned to Contractor for repair, Contractor shall, at its option and cost, either complete repairs and return the repaired SM, or ship replacement SM, within ten (10) days of receipt of defective SM at Contractor's designated repair location. All SMs returned for warranty repair hereunder shall be returned in accordance with certain standard procedures, to be mutually agreed upon by the parties, which may be amended from time to time. Alternatively, the option of having a replacement SM shipped to either WildBlue, an Authorized Reseller or a User within two (2) business days of receipt by Contractor of the returned SM for a *** processing fee payable by the sending Party shall be provided. The sending Party shall bear the risk of loss or damage of a returned SM while such is in WildBlue's, Authorized Resellers' or Users' custody until such SM is delivered to Contractor's designated repair facility. The sending party shall bear the cost of transportation charges for shipment to Contractor (FOB destination; freight prepaid) of SMs under warranty to be repaired or replaced. For return shipments from Contractor to WildBlue, Authorized Reseller or User, Contractor shall bear the risk of loss or damage during transit and shall prepay and bear the cost of transportation charges for shipment of SM that has been repaired or replaced. If, during any one (1) year period, more than *** percent (***%) of the SM's returned solely by WildBlue to Contractor for repair or replacement under this warranty are diagnosed as not defective by Contractor, WildBlue will pay for processing of Post Warranty Repair charges in accordance with
            Schedule 16.

      3. For units under warranty, Contractor will make available to the WildBlue technical team, telephone helpdesk support from 8 am to 8 p.m. (EST), at no additional charge, with a maximum one hour telephone response time. Callers to the helpdesk must have an option to leave a message if the call is not answered within two (2) minutes. If engineering technical support is needed beyond the basic helpdesk services, Contractor will make such support available within 24 hours at the rates defined in Schedule 10.

      4. In addition to the standard warranty provisions stated herein, instances of Epidemic Failure and Out of Box Failure shall be governed by the following provisions:

      5. "Epidemic Failure" means within any consecutive twelve (12) month period a failure of *** percent (***%) or more of the total number of SMs delivered to WildBlue in any three (3) month period during the Warranty Period or Extended Warranty Period, as applicable, to conform to the Specifications. In the event of an Epidemic Failure involving a twelve month period during which at least 10,000 WBSMs and/or WBSTs were delivered, the Contractor shall do as follows:

      6. Within ten (10) business days after receiving a written notification of an Epidemic Failure by WildBlue, Contractor shall initiate implementation of an action plan, in a form reasonably satisfactory to WildBlue, to mitigate the future impact of the cause of this high failure rate on the WildBlue service;

      7. As required by the action plan, Contractor may undertake to repair or replace affected WBSMs. In that case, Contractor shall bear the cost of repair or replacement of the WBSMs which includes the shipping, transportation and other costs of gathering and redistributing



                        ViaSat and WildBlue Confidential
            the affected WBSMs in the manner defined by the action plan. Contractor's liability for costs of shipping, transportation and other costs of gathering such WBSMs for repair or replacement shall be limited to actual costs; and

      8. Contractor shall take all commercially reasonable efforts to ensure that all WBSMs shipped after the repair or replacement of the defective WBSMs are free of similar faults.

      9. In the event of an Out-of-Box Failure (as defined in the Agreement) affecting *** percent (***%) or more of any shipping lot of WBSMs equal to or greater than *** units, Contractor shall do as follows:

      10. Contractor shall send replacement SM(s) to WildBlue (FOB destination; prepaid) in the number identified by WildBlue within three days of receiving shipment of the SMs from WildBlue (which shall be sent to Contractor FOB destination; collect) subject to such Out-of-Box Failure;

      11. Contractor shall also bear all costs of any repair or replacement of Out-of-Box Failure SM(s) including shipment, transportation and other costs of gathering and redistributing the affected SMs.

      12. Any replacement, repair, modification, installation or other service performed by Contractor shall be warranted, commencing with the date upon which repaired SM is returned to the sending party, for the remainder of the unexpired period of the warranty or ninety (90) days, whichever is greater.

      13. The warranties stated above do not extend to SM or SM Software that has been subjected to misuse, neglect or abuse not caused by Contractor or been used in violation of approved written instructions furnished by Contractor with the SM, if such action is the cause of the damage or malfunction, nor do they apply to cosmetic problems or defects resulting from normal wear and tear in ordinary use and which do not affect product performance or use.

      SM REPAIR RETURN

      1. Contractor will provide electronically to WildBlue a list of (or mechanism for generating) Return Service Authorization (RSA) numbers to be used for returned merchandise through a mutually agreed upon interface.

      2. The following information shall be furnished with SMs returned to Contractor for repairs:

      3.    Name of User, complete address and phone number;

      4.    "Ship to" address for return of repaired SM, if different from (1);

      5. A reasonable description of the nature of the defect or failure, if known;

      6.    SM warranty status via receipt, or RSA.

      7.    RSA number; and



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                                                                               3

      8.    SM Serial Number.

      9. All SMs shipped to Contractor for repair shall have repair tags attached by Contractor which shall contain the above stated information.

      10. SMs repaired by Contractor shall have the repair completion date stenciled or otherwise identified in a permanent manner in a readily visible location on SM and the repaired SM shall be returned with a tag or other documentation describing the repairs that have been made. If Contractor maintains statistical records for repaired SM, the information shall be made available to WildBlue upon reasonable request.



                        ViaSat and WildBlue Confidential

                                   SCHEDULE 14

                 WBSM/WBST POST WARRANTY SUPPORT AND MAINTENANCE

1.    TECHNICAL SUPPORT FOR SM

For the purposes of this schedule, references to SMs apply equally to WBSMs and WBSTs. The terms for post-warranty technical support are identical to those outlined in Schedule 13 under the section "Technical Support for WBSMs and WBSTs".

POST-WARRANTY

      1. Repair charges for SM Hardware out of warranty shall be as specified in Schedule 16 and shall not be changed by Contractor without written notice to WildBlue thirty (30) days in advance of such change. WildBlue shall be responsible for payment of all charges for out of warranty repair, SM replacement and return shipment hereunder.

      2. Defective WBSM Hardware out of warranty may be returned to Contractor for repair or replacement. Contractor shall complete repairs and ship repaired SM Hardware or replacement SM within twenty (20) days of receipt of defective SM Hardware at Contractor's designated repair location.

      3. Sending Party shall bear the risk of loss or damage of SM being shipped to Contractor for post-warranty servicing and shall prepay and bear the cost of transportation charges for shipment to Contractor of SM to be repaired or replaced. Return shipments shall be sent FOB origin; freight prepaid and charged.

If Contractor determines that a returned SM is not subject to Defects, Contractor shall return SM to the location designated by WildBlue in its "as received" condition and WildBlue will be charged a fee as outlined in Schedule
16. Determination of fee payment is the same as defined in Schedule 13, Section
2.2. If Contractor determines that a returned SM is irreparable, Contractor shall promptly notify WildBlue.

      4. SM Software maintenance which includes the download of Point Releases and Software Patch releases will be made available electronically to WildBlue. Under this agreement Contractor will provide Wild Blue with one copy of software that contains Point Releases and Software Patch releases. WildBlue is responsible for distribution to its end users.

      5. Any replacement, repair, modification, installation or other service performed by Contractor shall be warranted, commencing with the date upon which repaired SM is delivered to WildBlue, for a period of ninety (90) days.

      SM REPAIR RETURN

      1. The terms for product repair return are identical to those outlined in Schedule 10 under the section "SM Repair Return."

      EMERGENCY REPLACEMENT SERVICE



                        ViaSat and WildBlue Confidential

      1. WildBlue has the option to request expedited service for repair and replacement. Charges for this emergency service are shown in
            Schedule 16. In addition to the ability to expedite individual units, Contractor may sign a maintenance agreement that covers all SMs shipped to Contractor according to the terms of the agreement. If WildBlue has paid all applicable fees, or if WildBlue elects to expedite a specific repair case and agrees to pay the fees listed in
            Schedule 16, then:

      2. Contractor agrees to ship replacement SM or SM Software by the most expedient means available, within forty-eight (48) hours after receipt of the defective unit at Contractor authorized repair facility.

      3. Contractor shall return such repaired unit to WildBlue or its designated location after repair (FOB origin; freight collect) and charge WildBlue the Out of Warranty fees listed in Schedule 16.

      4. If the defective SM or SM Software is not returned to Contractor within fifteen (15) days from the date of shipment of the new replacement SM or SM Software, Contractor may invoice WildBlue for such new replacement SM or SM Software at Contractor's then current list price, less WildBlue's applicable discount.

In order to schedule shipment of replacement SM, WildBlue may telephone Contractor during normal working hours. Fees for such emergency service are outlined in Schedule 16.



                        ViaSat and WildBlue Confidential
                                                                               2

                                   SCHEDULE 15

                  Document Reproduction License and Guidelines

1.   APPLICABILITY AND DEFINITIONS

This license applies to any documentation or written materials that are prepared by Contractor and delivered to WildBlue under the terms of the Agreement (collectively, "DOCUMENTS").

"ATP DOCUMENTS" means Documents required to be prepared by Contractor and delivered to WildBlue in connection with the Acceptance Testing conducted by Contractor under the Agreement.

"ESCROW DOCUMENTS" means all Documents delivered to the escrow agent under the Escrow Agreement.

A "MODIFIED VERSION" of the document means any work containing the document or a portion of it, either copied verbatim, or with modifications and/or translated into another language.

A "SOFT" copy of the document means a machine-readable copy, represented in a format whose specification is available to the general public, whose contents can be viewed and edited directly and straightforwardly with generic text editors or (for images composed of pixels) generic paint programs or (for drawings) some widely available drawing editor, and that is suitable for input to text formatters or for automatic translation to a variety of formats suitable for input to text formatters. A copy made in an otherwise Soft copy format that has been designed to thwart or discourage subsequent modification by readers or is in paper form is not Soft. A copy that is not "Soft" is called "HARD".

"TRAINING DOCUMENTS" means all training Documents delivered to WildBlue in accordance with Section 11 of the Agreement.

"TECHNICAL DOCUMENTS" means all technical Documents, excluding Escrow Documents, User Documents, and Training Documents, that are delivered to WildBlue by Contractor under the terms of the Agreement."

"USER DOCUMENTS" means all SM user instruction manuals and other user information necessary for the operation and use of the SM delivered to WildBlue by Contractor under the terms of the Agreement.

2.   COPYING

ATP DOCUMENTS. WildBlue may copy and distribute the ATP Documents in Hard copy format, in connection with its analysis of the SM test results, provided that this License, the copyright notices, and the license notice saying this License applies to the Technical Documents are reproduced in all copies. Distribution of ATP Documents to third parties shall be limited to those parties assisting WildBlue in conducting acceptance testing or analysis thereof and provided that such third parties assume the obligations described in Section 18.3 of the Agreement.

ESCROW DOCUMENTS. WildBlue may copy and distribute the Escrow Documents in Soft or Hard format, in accordance with Section 10.7 of the Agreement, provided that this License, the copyright notices, and the license notice saying this License applies to the Escrow Documents are reproduced in all copies.



                        ViaSat and WildBlue Confidential

Distribution of Escrow Documents shall be limited to entities performing services related to the Escrow Documents, including subcontractors, suppliers or agents where (i) use of such entity is permitted to be used under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in Section 18.3 of the Agreement.

USER DOCUMENTS. WildBlue may copy and distribute the User Documents in connection with the sales, service or marketing of SMs, provided that this License, the copyright notices, and a license notice saying this License applies to the User Documents are reproduced in all copies. User Documents that are meant to be distributed along with SMs may be included in the packaging and shipment of such product (one copy only). One copy may also be included in a "read me" or "help file" or other similar digital form; provided that such items include Contractor's copyright notice and a link to Contractor's web site. Distribution of User Documents to third parties shall only be distributed in Hard copy format and shall be limited to users of the SM and all other third parties that WildBlue deems to reasonably require use of User Documents in that entity's scope of responsibility and provided that such third parties assume the obligations described in Section 18.3 of the Agreement.

TRAINING DOCUMENTS. WildBlue may copy and distribute the Training Documents in Soft or Hard format, in connection with service and operation of the SMs in the WildBlue satellite system, provided that this License, the copyright notices, and the license notice saying this License applies to the Training Documents are reproduced in all copies. Distribution of Training Documents to third parties shall be limited to those parties WildBlue reasonably requires use of Training Documents in that parties scope of responsibility and provided that such third parties assume the obligations described in Section 18.3 of the Agreement.

TECHNICAL DOCUMENTS. WildBlue may copy and distribute the Technical Documents in Soft or Hard format, in connection with its service and operation of the WildBlue satellite system, provided that this License, the copyright notices, and the license notice saying this License applies to the Technical Documents are reproduced in all copies. Distribution of Technical Documents shall be limited to entities performing services related to the Technical Documents, including subcontractors, suppliers or agents where (i) use of such entity is permitted to be used under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in Section 18.3 of the Agreement.

Notwithstanding the foregoing, WildBlue shall not transfer (nor permit any third party to transfer) any Documents (except Escrow Documents permitted in accordance with Section 10.7 of the Agreement and this Schedule) to other satellite modem manufacturers. All Documents transferred to third parties that requires a confidentiality agreement hereunder shall include a third party right of enforcement term for Contractor.

3.   MODIFICATIONS

WildBlue may copy and distribute a Modified Version of the Escrow Documents, User Documents, Technical Documents and the Training Documents under the conditions of Section 2 above. In addition, WildBlue must do these things in the Modified Version:

     1. List on the title page or first page, Contractor as original author, and, at WildBlue's option, one or more persons or entities responsible for authorship of the modifications in the Modified Version



                        ViaSat and WildBlue Confidential

     2.   Preserve all the copyright notices of the Documents.

     3. Include restrictions on use and distribution consistent with this License.

     4.   Do not retitle the Documents.

     5.   Provide one copy of all Modified Versions to Contractor.

4.   COMBINING DOCUMENTS

WildBlue may extract a portion of a Document, and distribute it individually under this License, provided WildBlue follow this License in all other respects regarding verbatim copying of that document.

5.   TRANSLATION

Translation is considered a type of Modification, so WildBlue may distribute translations of the Documents under the terms of Section 3. WildBlue may include a translation of this License provided that WildBlue also include the original English version of this License. In case of a disagreement between the translation and the original English version of this License, the original English version will prevail.

6.   GENERAL RESTRICTIONS.

Notwithstanding anything to the contrary herein, no Document prepared by Contractor and delivered to WildBlue (except Escrow Documents properly released to WildBlue under the Agreement) shall be distributed to other satellite terminal manufacturers.

Nothing herein shall in any way restrict WildBlue's use, distribution, reproduction or modification of the Interface Specifications.



                        ViaSat and WildBlue Confidential

                                   SCHEDULE 16

                              WARRANTY FEE SCHEDULE

WildBlue may purchase Extended Warranty coverage for SMs purchased under this Agreement at the time the Order is placed or at any time during the original Warranty Period. The Extended Warranty coverage will include the standard warranty services defined in Schedule 13, Section 2 (excluding Section 2.3). The prices for Extended Warranty for SM-A and SM-B versions are listed in the table below.

TABLE 1 EXTENDED WARRANTY PRICING

-------------------------------------------------------------------------------------------------
                                  1 year                 2 years                 3 years

                           beyond basic warranty    beyond basic warranty   beyond basic warranty
-------------------------------------------------------------------------------------------------
SM-A or SM-B              ***                       ***                     ***
-------------------------------------------------------------------------------------------------

The period of the Extended Warranty listed in Table 1 is defined to cover the period from the expiration of the original warranty defined in Schedule 13 through the number of additional years identified in the table.

A pricing schedule for post warranty repair services and extended warranty for WBSTs will be added to this schedule prior to the delivery of the first production terminals. This pricing schedule will be no less favorable than that offered by Contractors to other customers for similar services and terms



                        ViaSat and WildBlue Confidential

                                   SCHEDULE 17

                                    RESERVED



                        ViaSat and WildBlue Confidential

                                   SCHEDULE 18

                                    RESERVED



                        ViaSat and WildBlue Confidential

                                   SCHEDULE 19

                         SMTS PRODUCTION PRICE SCHEDULE

Unless explicitly noted elsewhere in this Agreement, initial equipment orders and all subsequent orders of SMTS systems and components shall adhere to the pricing contained within this Schedule.


---------------------------------------------------------------------------------------
     Part Identifier                       Item Description                     Price
---------------------------------------------------------------------------------------
***                         ***                                                  ***
---------------------------------------------------------------------------------------


Notes:

     1. All prices assume that the *** do not exceed $*** and that the *** do not exceed $***.

     2. Prices also assume that the cost to ViaSat of the essential *** do not exceed $***.

     3. If components supplied or specified by *** exceed these prices then ***. The price increase will incorporate the ***.

     4. When the Dynamic Physical Layer SMTS-BU versions are available, the prices for the SMTS-BUs and SDBs will be the same as listed above subject to notes 1. through 3. above.

     5. The SMST price is based upon the design Contractor presented at CDR. Accordingly, the SMTS unit will be substantially compliant with the Specification, but may vary in some performance requirements, which do not materially impact the functionality of the SMTS.

     6. WildBlue and Contractor will negotiate in good faith to establish appropriate ramp up times and start up costs for production of these units. The start up costs may include effort to complete the functionality.

                                   SCHEDULE 20

                 SMTS INITIAL PRODUCTION ORDER DELIVERY SCHEDULE

        The equipment comprising the SMTS Initial Production Order is listed in the table below along with a nominal delivery schedule. WildBlue will provide Contractor a firm schedule for the Initial Production Order no later than 180 days prior to the first production SMTS delivery. WildBlue reserves the right to delay the scheduled Month for Delivery if notice is given to ViaSat prior to 120 days before the order is due to be delivered. Notwithstanding the right to modify the scheduled Month for Delivery, # of chassis and spares, initial deliveries shall begin no earlier than *** and all deliveries for this Initial Order providing a minimum capability of Downstreams will be completed prior to
***.

           FIRM INITIAL PRODUCTION ORDER AND NOMINAL DELIVERY SCHEDULE


SCHEDULED MONTH FOR DELIVERY        PART IDENTIFIER                  QUANTITY
--------------------------------------------------------------------------------
***                                 ***                              ***
--------------------------------------------------------------------------------


No later than 90 days prior to the first production SMTS delivery, WildBlue will provide the first rolling forecast covering deliveries for the period from 120 days to at least 180 days from the forecast date. The deliveries listed for 120 days will constitute firm orders.

Firm orders will have a delivery FOB ViaSat's designated facility no earlier than four (4) months from the date of order. For example, an Order placed in February shall have a required delivery date to WildBlue no sooner than June. Each such order shall constitute a minimum commitment upon WildBlue when the order is placed.

                  SCHEDULE 21- PRODUCT DESCRIPTION OF THE SMTS


                                      ***

                               [24 pages omitted]

                                   SCHEDULE 22

            SMTS TECHNICAL SUPPORT, WARRANTY SUPPORT AND MAINTENANCE

1.      TECHNICAL SUPPORT FOR SMTS

During the Term, ViaSat will make available to WildBlue at ViaSat's then current commercial rates (except as noted below) technical support and services which are then generally available, which shall include, but not be limited to, the provision of the following services:

        1.1 At no additional charge after delivery of the first production SMTS, telephone support to the WildBlue technical team and access to ViaSat System Engineering, Integration and Test personnel, 24 hours per day, seven days per week for production SMTS related problems during system integration testing prior to fielding, and onsite field support as needed for SMTS related problems that cause a service outage or material degradation of functionality. This on site support shall be for the first 4 months of field deployment with the first satellite. On-site field support will consist of technical personnel arriving on site at either WildBlue's lab or a designated gateway location within North America within 24 hours notice from WildBlue subject to airline schedules and availability. WildBlue will reimburse ViaSat for reasonable and documented travel and per diem expenses.

        1.2 A minimum of 2 days of onsite support during the installation and configuration of the first SMTS unit in each gateway location which will be reimbursed by WildBlue at rates established in Schedule 10. This support may be canceled upon written notification from WildBlue no later than 4 weeks prior to the scheduled installation at a gateway site.

        1.3 ViaSat must provide at no additional charge, via a web-based application, a list of the number of times WildBlue's personnel contacted ViaSat's technical support, with the date and time of contact, the problem, and disposition of the call. Such application must be updated such that status of the call must be provided via the web within 24 hours. As the problem is solved/escalated status must be provided on the web based application within a reasonable period of time, but in no event later than 24 hours.

        1.4 Assistance in the diagnosis and resolution of hardware and software problems.

        1.5 Assistance in expediting priority replacement parts or systems required on an emergency basis.

        1.6 Assistance in the support of the initial implementation of SMTSs and during installation of significant SMTS updates and/or changes.

        1.7 Support in the preparation and analysis of failure and discrepancy reports, as required.

        1.8 Cooperation in providing reasonable guidelines and documentation to ensure the necessary tracking and resolution of engineering, installation and service complaints.

2.      WARRANTY

        2.1 ViaSat warrants to WildBlue that upon delivery of the SMTS to WildBlue all right, title and interest in SMTS Hardware will pass to WildBlue free of all liens, imperfections in title, claims, charges, restrictions, or other encumbrances. ViaSat warrants to WildBlue that the SMTS Hardware shall be new, free from defects in material and workmanship, and that the SMTS Hardware and SMTS Software shall perform in material conformance with the Specifications, for a period of one (1) year from installation date (the "WARRANTY PERIOD") but in no event more than *** months from delivery. All warranties shall survive inspection, acceptance and payment. WildBlue shall reasonably cooperate with ViaSat in implementing the most cost efficient, cost effective warranty procedures.

        2.2 During the Warranty Period, SMTSs that are subject to Defects shall be examined onsite by ViaSat at WildBlue's request, and when possible repairs may be effected onsite without the removal of the unit in accordance with commercial rates. When this is not feasible, defective components of the SMTS shall be returned to ViaSat for repair or replacement at no charge or cost to WildBlue. Unless otherwise agreed by ViaSat and WildBlue, for SMTSs and components that are returned to ViaSat for repair, ViaSat shall, at its option and cost, either complete repairs and return the repaired SMTS or component, or ship replacement SMTS components, within 10 days of receipt of defective SMTS components at ViaSat's designated repair location. All SMTS components returned for warranty repair hereunder shall be returned in accordance with certain standard procedures, to be mutually agreed upon by the Parties, which may be amended from time to time. The sending Party shall bear the risk of loss or damage of a returned SMTS component until such SMTS component is delivered to ViaSat's designated repair facility. The sending party shall bear the cost of transportation charges for shipment to ViaSat (FOB ViaSat's designated facility; freight prepaid) of SMTS components under warranty to be repaired or replaced. For return shipments from ViaSat to WildBlue, ViaSat shall bear the risk of loss or damage during transit and shall prepay and bear the cost of transportation charges for shipment of SMTS components that have been repaired or replaced. If the SMTS components returned by WildBlue to ViaSat for repair or replacement under this warranty are diagnosed as not defective by ViaSat, WildBlue will pay for processing of Post Warranty Repair charges in accordance with Schedule 13.

        2.3 For SMTSs under warranty, ViaSat will make available to the WildBlue technical team, telephone and/or pager support 24 hours a day, 7 days a week
(EST), in accordance with annual prices set forth in Schedule 15, with a maximum 30 minute response time. WildBlue, as appropriate, will designate no more than 5 representatives authorized to utilize this technical support.

        2.4 Any replacement, repair, modification, installation or other service performed by ViaSat shall be warranted, commencing with the date upon which repaired SMTS components are returned to the sending party, for the remainder of the unexpired period of the warranty or ninety (90) days, whichever is greater.

                  VIASAT AND WILDBLUE CONFIDENTIAL INFORMATION

        2.5 The warranties stated above do not extend to SMTS Hardware or SMTS Software that has been subjected to misuse, neglect or abuse not caused by ViaSat or been used in violation of approved written instructions furnished by ViaSat with the SMTS, if such action is the cause of the damage or malfunction, nor do they apply to cosmetic problems or defects resulting from normal wear and tear in ordinary use and which do not affect product performance or use. This warranty shall not apply to any SMTS or parts thereof, that has been repaired or altered by other than ViaSat personnel (unless repaired or altered under the strict guidance or supervision of ViaSat personnel or its designee or in accordance with Tier 1 maintenance procedures defined in the SMTS training material) or has been subject to the opening of any sealed cabinet boxes without ViaSat's prior written consent. Additionally, this warranty shall not apply to any parts of the SMTS or software modifications that have not been provided by ViaSat.

3.      SMTS REPAIR RETURN

        3.1 ViaSat will provide electronically to WildBlue, and its designated sub-contractors as appropriate, a list of (or mechanism for generating) Return Service Authorization (RSA) numbers to be used for returned merchandise through a mutually agreed upon interface.

        3.2 The following information shall be furnished with SMTSs returned to ViaSat for repairs:

            3.2.1 "Ship to" address for return of repaired SMTS, if different from (1);

            3.2.2 A reasonable description of the nature of the defect or failure, if known;

            3.2.3   SMTS warranty status via receipt, or RSA.

            3.2.4   RSA number; and

            3.2.5   SMTS Serial Number.

        3.3 All SMTS components shipped to ViaSat for repair shall have repair tags attached by ViaSat which shall contain the above stated information.

        3.4 SMTS components repaired by ViaSat shall have the repair completion date stenciled or otherwise identified in a permanent manner in a readily visible location on SMTS and the repaired SMTS component shall be returned with a tag or other documentation describing the repairs that have been made. If ViaSat maintains statistical records for repaired SMTS components, the information shall be made available to WildBlue upon reasonable request.

                  VIASAT AND WILDBLUE CONFIDENTIAL INFORMATION

                                   SCHEDULE 23

                   SMTS POST-WARRANTY SUPPORT AND MAINTENANCE

2.      TECHNICAL SUPPORT FOR SMTS

The terms for post-warranty technical support are identical to those outlined in
Schedule 12 under the section "Technical Support for SMTS.

4.      POST-WARRANTY

        4.1 Repair charges for SMTS Hardware out of warranty shall be as specified in Schedule 16 and shall not be changed by ViaSat without written notice to WildBlue thirty (30) days in advance of such change. WildBlue shall be responsible for payment of all charges for out of warranty repair, SMTS replacement and return shipment hereunder.

        4.2 Defective SMTS Hardware out of warranty may be returned to ViaSat for repair or replacement. ViaSat shall complete repairs and ship repaired SMTS Hardware or replacement SMTS within 10 days of receipt of defective SMTS Hardware at ViaSat's designated repair location.

        4.3 Sending Party shall bear the risk of loss or damage of SMTS components being shipped to ViaSat for post-warranty servicing and shall prepay and bear the cost of transportation charges for shipment to ViaSat of SMTS components to be repaired or replaced. Return shipments shall be sent FOB origin; freight prepaid and charged.

If ViaSat determines that a returned SMTS component is not subject to Defects, ViaSat shall return SMTS component to the location designated by WildBlue in its "as received" condition and WildBlue will be charged a fee as outlined in
Schedule 15. If ViaSat determines that a returned SMTS component is irreparable, ViaSat shall promptly notify WildBlue.

        4.4 SMTS Software maintenance, which includes the download of Point Releases and Software Patch releases, will be made available electronically to the WildBlue. Under this agreement ViaSat will provide WildBlue with one copy of software that contains Point Releases and Software Patch releases. WildBlue is responsible for distribution and installation to each SMTS.

        4.5 Any replacement, repair, modification, installation or other service performed by ViaSat shall be warranted, commencing with the date upon which repaired SMTS component is delivered to WildBlue, for a period of ninety (90) days.

5.      SMTS REPAIR RETURN

        The terms for product repair return are identical to those outlined in
        Schedule 12 under the section "SMTS Repair Return."

                  VIASAT AND WILDBLUE CONFIDENTIAL INFORMATION

6.      EMERGENCY REPLACEMENT SERVICE

        6.1 WildBlue has the option to request expedited service for repair and replacement. Charges for this emergency service are shown in Schedule 16. In addition to the ability to expedite individual units, ViaSat may sign a maintenance agreement that covers all SMTSs shipped to ViaSat according to the terms of the agreement. If WildBlue has paid all applicable fees, or if WildBlue elects to expedite a specific repair case and agrees to pay the fees listed in
Schedule 15, then:

                6.1.1 ViaSat agrees to ship replacement SMTS or SMTS Software by the most expedient means available, within 12 hours after receipt of notification of the defective unit from ViaSat authorized repair facility.

                6.1.2 ViaSat shall return such repaired unit to WildBlue or its designated location after repair (FOB ViaSat's designated contiguous U.S. facility; freight collect) and charge WildBlue the Out of Warranty fees listed in Schedule 15.

                6.1.3 If the defective SMTS or SMTS Software is not returned to ViaSat within fifteen (15) days from the date of shipment of the new replacement SMTS or SMTS Software, ViaSat may invoice WildBlue for such new replacement SMTS or SMTS Software at ViaSat's then current list price, less WildBlue's applicable discount.

In order to schedule shipment of replacement SMTS, WildBlue may telephone ViaSat during normal working hours, or page a designated ViaSat representative during non-working hours. Fees for such emergency service are outlined in Schedule 15.




                                       2

                  VIASAT AND WILDBLUE CONFIDENTIAL INFORMATION